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                                                                   Exhibit 10.19
                                                            [Conformed Copy]

                          STANDARD FORM OF LOFT LEASE
                    The Real Estate Board of New York, Inc.

          Agreement of Lease, made as of this 26th day of June 1997, between INTERNATIONAL FLAVORS & FRAGRANCES INC., a corporation organized under the laws of the State of New York with its principal office at 521 W. 57th St., New York, NY 10019, party of the first part, hereinafter referred to as OWNER, and IMPATH INC., a corporation organized under the laws of the State of Delaware, with its principal office currently located at 1010 Third Ave., New York, NY 10021, party of the second part, hereinafter referred to as TENANT.

          Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner the entire sixth (6th) Floor in the building known as 521 West 57th Street, City of New York (as indicated by colored outline on the floor plan attached hereto as Exhibit A), for the term of twelve (12) years and six (6) months (or until such term shall sooner cease and expire as hereinafter provided) to commence on the Commencement Date as defined in Article 38 of the this Lease, and to end on the last day of the 150th consecutive calendar month following the Commencement Date, both dates inclusive, at an annual rental rate of Three Hundred Forty-four Thousand Four Hundred Dollars ($344,400) commencing as and when provided in such Article 38 and subject to further adjustment as provided in such Article 38, which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month, after the end of the Free Rent Period, during said term, at the office of Owner or such other place as Owner may designate, without any setoff or deduction whatsoever, except as otherwise specifically provided in this Lease.

          In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

          The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:
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Rent:
          1.  Tenant shall pay the rent as above and as hereinafter provided.

Occupancy:

          2. Tenant shall use and occupy demised premises for the purposes set forth in Article 64, provided such use is in accordance with the certificate of occupancy for the building, if any, and for no other purpose.

Alterations:

          See also Arts. 50 and 51 of the Rider.

          3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant's expense, may make alterations, installations, additions or improvements which are nonstructural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises. Tenant shall, at its expense, before making any alterations, additions, installations or improvements obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner. Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may require under Art. 51. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within 120 days thereafter, at Tenant's expense, by payment or filing the bond required by law or otherwise. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or Owner on Tenant's behalf shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises. Nothing in this Article shall be construed to give Owner title to or prevent Tenant's removal of trade
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fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or removed from the premises by Owner, at Tenant's expense.

Repairs:

          4. Except as provided in Art. 49 of the Rider, Owner shall maintain and repair the exterior of and the public portions of the building. Tenant shall, throughout the term of this lease, take good care of the demised premises including the bath rooms and lavatory facilities (if the demised premises encompass the entire floor of the building) and the fixtures and appurte nances therein and at Tenant's sole cost and expense promptly make all repairs thereto and to the building, whether structural or non-structural in nature, required by said Article 49, and all those repairs caused by or resulting from the carelessness omission, neglect or improper conduct of Tenant, Tenant's servants, employees, invitees, or licensees, and whether or not arising from such Tenant conduct or omission, when required by other provisions of this lease, including
Article 6. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails, after ten days notice, to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by the Owner at the expense of Tenant, and the expenses thereof incurred by Owner shall be collectible, as additional rent, after rendition of a bill or statement therefor. If the demised premises be or become infested with vermin, Tenant shall, at its expense, cause the same to be exterminated. Tenant shall give Owner prompt notice of any defective condition in any plumbing, heating system or electrical lines serving the demised premises which under Article 49 Owner is required to repair, and following such notice, Owner shall remedy the condition with due diligence, but at the expense of Tenant, if repairs are necessitated by damage or injury attributable to Tenant, Tenant's servants,
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agents, employees, invitees or licensees as aforesaid. Except as specifically provided in Article 48 or elsewhere in this lease, there shall be no allowance to the Tenant for a diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or failing to realize any repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any set off or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease except as otherwise specifically provided in this Lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of any action for damages for breach of contract except where rent setoff is specifically permitted. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of force or other casualty with regard to which Article 48 hereof shall apply.

Window Cleaning:

          5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of
Section 202 of the New York State Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance:

          6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter Tenant shall, at Tenant's sole cost and expense, subject to Art. 62 of the Rider, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York; Board of Fire Underwriters, or the Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, or, with respect to the building, if arising out of Tenant's use or manner of use of the demised premises or the building (including the use
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permitted under the lease). Except as provided in Article 30 and Arts. 4, 49 and
62 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do or permit any act or thing to be done in or to the demised promises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. If by reason of failure to comply with the foregoing the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant, but if more than one tenant or other occupant of the building shall have caused such premium increase, then Tenant's reimbursement obligation hereunder shall be proportionate to its relative responsibility. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" or rate for the building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any more of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgment, to absorb and prevent vibration, noise and annoyance.
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7.   Omitted Tenant's Liability Insurance Property Loss, Damage Indemnity:

          See also Art. 73 of the Rider.

          8. Owner or its agents shall not be liable for any damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees; Owner or its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said building or caused by operations in connection of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not have been reimbursed by insurance, including reasonable attorney's fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, or any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from owner, will at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

9.  Omitted

Eminent Domain:

          10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public
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or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant's moving expenses and personal property, trade fixtures and equipment and for loss of business, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term and provided further such claim does not reduce Owner's award.

Assignment, Mortgage, Etc.:

          11. Tenant for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance, except as provided in and further subject to Art. 55 of the Rider. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current:

          12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, are added in Art. 46 of the Rider. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations
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or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises:

          13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and, subject to Article 66(F), to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building or system serving the building or which Owner may elect to perform in the premises after Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities.

          Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided, as provided in Art. 66(F) of the Rider. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction, to the extent Owner complies with its obligations pursuant to Arts. 13 and 66(F), nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last 12 months of the term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner's agents may enter the same, in the event of an emergency, by master key or forcibly, if the use of force is permitted by law, or peaceably, and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected.
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     14.  Omitted

Occupancy:

     15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to Owner's obligations under Art. 58 of the Rider annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record, subject to Art. 53(C) of the Rider. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, Tenant shall be responsible for and shall procure and maintain such license or permit.

Bankruptcy:

     16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be canceled by Owner by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor, or (2) the managing by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

          (b) It is stipulated and agreed that the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rental reserved hereunder for the unexpired opinion of the term demised and the fair and reasonable rental value of title demised premises for the stated period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and
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reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be relet by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such lamination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such count be greater, equal to, or less than the amount of the difference referred to above.

Default:

     17.(1) If Tenant defaults in fulfilling any of the covenants of this lease including the covenants for the payment of rent or additional rent for a period of 10 days after written notice from Owner, or if the demised premises become deserted or if this lease be rejected under (S)365 of Title 11 of the U.S. Code (bankruptcy code); or if any execution or attachment shall be is sued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if Tenant shall make default with respect to any other lease between Owner and Tenant; or if Tenant shall have failed, after 10 days written notice, to redeposit with Owner any portion of the security deposited hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder or failed to move into or take possession of the premises with 120 days after the Rent Commencement Date, of which fact Owner shall be sole judge; then in any one or more of such events, upon Owner serving a written thirty (30) days notice upon Tenant specifying the nature of said default and upon the expiration of said thirty (30) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said thirty (30) day period, and if Tenant shall not have diligently commenced during such thirty (30) day period efforts to remedy such default or omission, and shall not thereafter with reasonable diligence and
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in good faith, proceed to remedy or cure such default, then Owner may serve a written five (S) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five
(5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

     (2) If the notice provided for in (a) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; or if the term of this Lease shall have expired; then and in any of such events Owner may after ten (10) days written notice re-enter the demised premises either by force (if force is permitted by law), or otherwise including peaceable entry, after ten (10) days written notice and dispossess Tenant by summary proceedings or otherwise and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

Remedies of Owner and Waiver of Redemption:

          18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in the lease, (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance

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of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoice any remedy allowed at law or in equity as provided for. Mention in this case of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

Fees and Expenses:

          19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, after notice if required and upon expiration of any applicable grace period if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant

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thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorney's fees, instituting, prosecuting or defending any action or proceedings, and prevails in only such action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within shiny (30) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

Building Alterations and Management:

     20. Owner shall have the right, subject to Art. 58 of the Rider, at any time without the same constituting an eviction and without incurring liability to Tenant therefor, to change the arrangement and or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building, and subject to Art. 67 of the Rider, to change the name, number or designation by which the building may be known. Provided that Owner complies with Article 66(F) of this Lease, there shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other tenant making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of any controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants, provided that Tenant shall have access to the demised premises 24 hours per day, 7 days per week subject to Article 54 of the Rider.

No Representations by Owner:

          21. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or

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any other manner or thing affecting or related to the demised premises or the building except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" on the date possession is tendered, subject to satisfactory completion of "Landlord's Work"; under Art. 58, and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part and were in good and satisfactory condition at the time such possession was so taken. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:

          22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this case excepted, and Tenant shall remove all its property from the demised premises, except as provided in Art. 50 of the Rider. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, fall on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a local holiday in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:

          23. Owner covenants and agrees with Tenant that upon Tenant's paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 30 hereof.

Failure to Give Possession:

          24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or if Owner has not completed any work required to be performed by Owner, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstance, except as provided in Art. 53(B) and (C) of the Rider, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession or complete any work required) until after Owner shall have given Tenant notice that Owner is able to deliver possession in the condition required by this lease. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this case, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in page one of this lease. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

No Waiver:

          25. The failure of Owner or Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner or payment by Tenant of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner or Tenant unless such waiver be in writing signed by the party to be bound thereby. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner or Tenant may accept such check or payment without prejudice to Owner's or Tenant's right to recover the balance of such rent or payment or pursue any other remedy in this case provided. All checks tendered to Owner as and for the rent of the demised premises shall be deemed payments for the account of Tenant. Acceptance by Owner of rent from anyone other than Tenant shall not be deemed to operate as an attornment to Owner by the payor of such rent or as a consent by Owner to an assignment or subletting by Tenant of the demised premises to such payor, or as a modification of the provisions of this lease. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or surrender of the premises.

Waiver of Trial by Jury:

          26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenants use or occupancy of said premises and any emergency statute or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession, including a summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, including a counterclaim under Article 4, except for statutory mandatory counterclaims and as provided in Art. 70 of the Rider.

Inability to Perform:   See also Art. 40 of Rider.

          27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment, fixtures or other materials if Owner is prevented or delayed from doing so by reason of strike or labor troubles or any cause whatsoever beyond Owner's sole control including, but not limited to, government preemption or restrictions or by reason of any rule, order or regulation of any department or subdivision thereof, or any government agency or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices: See also Art. 72 of the Rider.

          28. Except as otherwise in this lease provided, a bill statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the last known business address of Tenant, or left at any of the aforesaid premises and addressed to Tenant and marked "Attn: Mr. John Gandolfo, Executive Vice-President and Chief Operating Officer" and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

Water Charges: See Art. 43 of the Rider.

Sprinklers:   30 Anything elsewhere in this lease to the contrary
notwithstanding, if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city government recommend or require the installation of a sprinkler system or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenants business, or the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said Exchange or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required, whether the work involved shall be structural or non-structural in nature.

Elevators, Heat, Cleaning:

          31. Owner shall: (a) provide passenger elevator facilities as provided in Art. 54 of the Rider, (b) provide freight elevator service as provided in Art. 54 of the Rider, (c) furnish limited perimeter heat supplied by Owner to the demised premises, when and as required by law, on business days from 8 a.m. to 5 p.m. subject to Art. 45 of the Rider, (d) clean and maintain the public halls and public portions of the building which is used in common by all tenants. Tenant shall, at Tenant's expense, keep the demised premises, including the windows, clean and in order, to the reasonable satisfaction of Owner. Tenant shall independently contract for the removal of all rubbish and refuse including "normal" rubbish, as provided in Art. 49(c) of the Rider. The removal of such refuse and rubbish by others shall be subject to such rules and regulations as, in the judgment of Owner, are necessary for the proper operation of the building. Owner reserves the right to stop service of the heating, elevator, plumbing and electric systems, when necessary, by reason of accident, or emergency, or for repairs, alterations, replacements or improvements, in the judgment of Owner desirable or necessary to be made, until said repairs, subject to Art. 66(F) of the Rider. See also Arts. 4S, 46 and 54.

Security:   32.  Tenant has deposited with Owner the sum of $86,000 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited, and any interest earned thereon, to the extent required for the payment of any rent and additional rent or any other sums as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the reletting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security, and any interest earned thereon, shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security and interest to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security and interest; and Tenant agrees to look to the new Owner solely for the return of said security and interest, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Captions:    33.  The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

Definitions: 34.  The term "Owner" as used in this lease means only the owner of the fee or of the leasehold of the building, or the mortgagee in possession, for the time being of the land and building, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words "re-enter" and "reentry" as used in this lease are not restricted to their technical legal meaning. The term "rent" includes the annual rental rate whether so expressed or expressed in monthly installments,
and "additional rent."   "Additional rent" means all sums which shall be due to
Owner from Tenant under this lease, in addition to the annual rental rate.

Adjacent Excavation-Shoring:

          35. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:  See also Art. 71 of the Rider.

          36. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully and comply strictly with, the Rules and Regulations annexed hereto and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Written notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision, pursuant to Article 74 of the Rider, to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Glass:    37.  Except as provided in Art. 49(B) of the Rider, Tenant shall replace, at the expertise of the Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises, other than Landlord's negligence or intentional acts.

Estoppel Certificate:

          37(A) Tenant, at any time, and from time to time, upon at least 10 days' prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that, to the best of its knowledge and belief, this Lease is unmodified in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not, to the best of its knowledge and belief, there exists any default by Owner under this Lease, and, if so, specifying each such default.

Successors and Assigns:

          37(B) The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner's estate and interest in the land and building for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Owner and Tenant hereunder, or Tenant's use and occupancy of the demised premises.

Space to be filled in or deleted.

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Owner:                  INTERNATIONAL FLAVORS & FRAGRANCES INC.

  /s/ [Illegible]                   By: /s/ [Illegible]
--------------------                    ---------------------------
                                        Vice President & Chief
                                        Financial Officer

Witness for Tenant:                 IMPATH INC:

  /s/ [Illegible]                   By: /s/ John P. Gandolfo
--------------------                    ---------------------------
                                        Executive Vice President &
                                        Chief Financial Officer

                                ACKNOWLEDGMENTS

CORPORATE TENANT
STATE OF NEW YORK, ss.:
County of New York

     On this 27th day of June, 1997, before me personally came John P. Gandolfo to me known, who being by me duly sworn, did depose and say that he resides in 43 Tanager Ct., Wayne, NJ that he is Vice President of IMPATH INC., the corporation described in and which executed the foregoing instrument as TENANT; that he knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                                        /s/ Theodore M. Kakoyiannis
                                        ---------------------------------
                                        Theodore M. Kakoyiannis
                                        Notary Public, State of New York
                                        No. 02KA502534
                                        Qualified in Nassau County
                                        Commission Expires March 28, 1998

INDIVIDUAL TENANT
STATE OF NEW YORK, ss.:
County of New York

     On this _____ day of _________, 1997, before me personally came ________________________________to me known and known to me to be the individual described in and who, as TENANT, executed the foregoing instrument and acknowledged to me that _______________________he executed the same.

                                        _____________________________

                             IMPORTANT PLEASE READ
                       RULES AND REGULATIONS ATTACHED TO
                       AND MADE A PART OF THIS LEASE IN
                          ACCORDANCE WITH ARTICLE 36.

     1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobber or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards.

     2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it. Se also Art. 62(A).

     3. No carpet, rug or other article shall be hung or shaken out of any window of the building; and no Tenant shall sweep or throw or permit it to be swept or thrown from the demised premises any dirt or other substances into any of the corridors of halls, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, except as permitted under Art. 62A of the Rider, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the buildings by reason of noise, odor, and or vibrations, or interfere in any way, with other tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

     4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

     5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premises, if the same is visible from the outside of the premises, without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises and as provided in Art. 64. ln the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors shall be inscribed, painted or affixed for each Tenant at the expense of such Tenant, and shall be of a size, color and style acceptable to Owner.

     6. Tenant shall not mark with paint, drill into, or in any way deface any part of the 521 Bldg. other than the demised premises. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. No Tenant shall lay linoleum, or other similar door covering, so that the same shall come in direct contact with the door of the demised premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the door, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

     7. Each Tenant must, upon the termination of his tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, tagged as to use, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Owner the cost thereof.

     8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

     9. Owner shall have the right to prohibit any advertising by any Tenant, that specifically references the 521 Building and which, in Owner's opinion, reasonably exercised, tends to impair the reputation of the building or its desirability as a commercial building, and upon written notice from Owner, Tenant shall refrain from such advertising.

     10. Except as provided in Art. 62(A), Tenant shall not bring or permit to be brought or left in or on the demised premises, any flammable, combustible, or explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

     11. Tenant shall not use the demised premises in a manner which disturbs or interferes with other tenants in the beneficial use of their premises.

                   RIDER TO LEASE DATED AS OF JUNE 26, 1997
               BETWEEN INTERNATIONAL FLAVORS & FRAGRANCES INC.,
                       LANDLORD, AND IMPATH INC., TENANT
              --------------------------------------------------

38.  Commencement Date; Base Rent; Late Charge.
     ------------------------------------------

          The term "Commencement Date" as used in this Lease shall mean the date on which the Landlord, after having completed Landlord's Work, as described in
Article 58, paragraph A, to Tenant's satisfaction, delivers to Tenant possession of 100% of the demised premises free of holdover tenants, under-tenants or other occupants and free of refuse and rubbish. Landlord and Tenant shall execute a written instrument memorializing the mutually-agreed upon Commencement Date. Tenant's obligation to pay the base annual rent of $344,400 provided in this Lease shall commence on the first day of the seventh (7th) consecutive calendar month following the Commencement Date. Thereafter such base annual rent shall continue in effect until the first day of the seventy-third (73rd) consecutive calendar month following the Commencement Date, at which time the base annual rent shall increase to Four Hundred One Thousand Eight Hundred Dollars ($401,800) which Tenant agrees to pay and which shall continue in effect until the end of the term demised in this Lease. The base annual rent in effect from time to time is sometimes in this Lease referred to as "rent" or "Base Rent". The initial six-month period during which Tenant shall be free of the obligation to pay the Base Rent, as hereinbefore described, is sometimes hereinafter called "the Free Rent Period." Notwithstanding the foregoing, if through Landlord's delay or neglect not excused under Article 27 of this Lease, the "Commencement Date" shall have not occurred by September 30, 1997, then, in the alternative, as Tenant may elect by written notice to Landlord, either

          (a) the Free Rent Period shall be extended by two months and Tenant's obligation to pay the Base Rent shall commence on the first day of the ninth
(9th) consecutive calendar month following the Commencement Date, or

          (b) Tenant shall have the right, exercisable by written notice to Landlord given on or before November 30, 1997, to terminate this Lease and recover its security deposit without interest.

          In addition to the foregoing, Tenant shall have the right to defer payment of the Base Rent under the Lease for the seventh, eighth and ninth consecutive calendar months following the Commencement Date by instead paying Landlord, as additional rent (and in addition to the Base Rent then payable on such dates), the sum of $14,729.00 per month on the first day of each of six consecutive months beginning with the first day of the tenth consecutive calendar month and ending on the first day of the fifteenth consecutive calendar month following the Commencement Date, which six payments, if made in full, shall discharge Tenant of any further obligation with respect to the payment of such deferred Base Rent.

          The Base Rent and any items of additional rent payable under the terms of this Lease shall be payable at Landlord's headquarters, 521 W. 57th Street, New York, New York 10019 marked "attention Doris Hevert" or to such other address as Landlord may direct in the bill for same. If Tenant shall delay or default in the timely payment of the Base Rent (causing ten day written notices of default specified in Article 17(1)) more than twice in any calendar year, then a One Hundred Twenty-Five Dollar ($125.00) late charge, payable as additional rent, shall apply and be payable by Tenant with respect to the third and every subsequent failure by Tenant in such calendar year to make timely payment of the Base Rent.

39.  Tenant's Share of Operating Expenses.
     ------------------------------------

     A. For purposes of this Article 39 and Article 54, the following definitions shall apply:

          (i) "CPI" shall mean the "Consumer Price Index for Urban Wage Earners and Clerical Workers, New York, N.Y. -- Northeastern N.J., All items, (1982-84)," issued by the Bureau of Labor Statistics of the United States Department of Labor.

          (ii) "Base Price Index" shall mean the CPI for the month of December, 1997.

          (iii) "Lease Year" shall mean each period of twelve (12) consecutive months, beginning on the first (1st) day of January of each calendar Year, during the term of this Lease, after the Base Year.

          (iv) "Operating Expenses" shall mean all of Landlord's costs of owning, operating and maintaining the 521 Building and the land on which it is situated, excluding any Real Estate Taxes thereon.

          (v)  "Base Year" shall mean the calendar year 1997.

          (vi) "Tenant's Share of Operating Expenses for the Base Year" shall mean and equate to the amount of One Hundred Sixty Thousand Seven Hundred Twenty Dollars ($160,720).

     B. In addition to the Base Rent from time to time provided under Article 38 of this Lease, for each Lease Year during the term of this Lease, beginning January 1, 1998, Tenant shall pay to Landlord, as additional rent, as and when billed by Landlord as hereinafter provided, an amount equivalent to Tenant's share of the annual increase in Operating Expenses over and above Tenant's Share of Operating Expenses for the Base Year. For purposes of this Article 39, Tenant's share of Operating Expenses for any Lease Year after the Base Year shall conclusively be presumed to have increased by the same percentage as the percentage increase, if any, in the CPI for December of such Lease Year over the Base Price Index, administered and limited as hereinafter provided, and the amount payable by Tenant on account of such increase for such Lease Year shall be the product computed by multiplying the Tenant's Share of Operating Expenses for the Base Year by the same percentage (to three decimal places), if any, by which the CPI, as published for the last month of the Least Year in question, shall exceed the Base Price Index.

          After expiration of the first Lease Year (calendar year 1998) Landlord shall deliver to Tenant a statement showing the amount of such additional rent payable for the first Lease Year (calendar year 1998) computed in accordance with this Article and an invoice for same, which invoice shall be paid by Tenant to Landlord within thirty (30) days after such delivery.

     C. Such additional rent for Tenant's share of the annual increase in Operating Expenses for each Lease Year that follows the first Least Year shall be billed and paid as follows:

          (a) (1) Shortly after the beginning of any such Lease Year, Landlord shall deliver to Tenant a statement showing the aggregate amount of such additional rent that was payable for the immediately preceding Lease Year. Tenant shall pay Landlord, within thirty (30) days after receipt of Landlord's monthly invoices, one twelfth (1/12th) of said aggregate amount, in equal installments for each and every month during such Lease Year. Such monthly installments shall be on account of the additional rent accruing under this Article 39 for the then current Lease Year.

          (2) If Landlord's invoice mentioned in subparagraph (a)(1) above shall not have been delivered until the lapse of one or more months of the Lease Year for which such partial payments are to be made, then Landlord's first invoice in such Lease Year may include a sum sufficient to satisfy all payments that would have been due if Landlord had submitted such invoice at the beginning of such Lease Year, and Tenant shall pay such invoice within thirty (30) days after receipt.

          (b) Shortly after the end of the Lease Year in which such monthly payments were payable, Landlord shall deliver to Tenant a statement of the aggregate additional rent payable by Tenant for such Lease Year under this
Article 39. Such statement shall indicate the balance payable by Tenant or credited to Tenant after crediting Tenant with the aggregate of the monthly payments previously made for such Lease Year. If such statement shows a balance due, then the amount of such balance shall be paid by Tenant to Landlord within thirty (30) days after receipt of Landlord's invoice for same. If such statement shows a credit to Tenant's favor, then Landlord shall apply such credit against the next monthly installment(s) falling due under subparagraph C(a)(1) of this
Article 39 until the credit is exhausted.

                                    EXAMPLE
                                    -------

          The following example illustrates the intended operation of the preceding provisions of Article 39(A) to (C):

Assumptions
-----------

 .    This calculation pertains to the Lease Year beginning January 1, 1998 and ending December 31, 1998.

 .    CPI for month of December 1997 ("Base Price Index") = 167.5

 .    CPI for month of December 1998 - 177.1



Application
-------------
STEP ONE:      (A) 177.1 = (C) 1.0573 = CPI for Lease Year has
               ---------                increased by 5.73% over Base
               (B) 167.5                Price Index

STEP TWO:      $160,720 x 5.73% = $9,209.26

STEP THREE:    Landlord delivers to Tenant a statement and invoice, payable within 30 days, for $9,209.26 representing Tenant's share of the
               1998 increase in "Operating Expenses."

STEP FOUR:     During 1999, Landlord delivers to Tenant 12 monthly invoices for
               $767.44 ($9,209.26 + 12) representing Tenant's payments, on account, for its share of the 1999 increase in "Operating
               Expenses." Adjustment is made in early 2000 when CPI for December
               1999 is known.

STEP FIVE:     For calculating the increase in subsequent Lease Years, (B) in
               Step One and $160,720 in Step Two remain the same.

     D. Landlord shall not be obliged to make any adjustments or recomputations, retroactive or otherwise, by reason of any revision which may later be made in the figure of the CPI first published for any month. The CPI published for the last month of any Lease Year shall, for purposes of this
Article 39, always be deemed to be no lower than the Base Price Index, and no credits or refunds or reductions in any payment shall be due, owing or allowable to Tenant if the CPI shall fall below the Base Price Index.

     E. If the CPI ceases to use the 1982-84 average equaling 100 as the basis of calculation, or if a change is made in the term or number of items contained in the CPI or if the CPI is altered, modified, converted or revised in any other way, then the CPI shall be adjusted to the figure that would have been arrived at had the change in the manner of computing the CPI in effect at the date of execution of this Lease not been altered. If such CPI shall no longer be published by said Bureau, then any substitute or successor index published by said Bureau or other governmental agency of the United States, and similarly adjusted as aforesaid, shall be used. If such CPI (or a successor or substitute index similarly adjusted) is not available, then a reliable governmental or other reputable publication, reasonably selected by Landlord and evaluating the information theretofore used in determining the CPI, shall be used.

     F. If the term of this Lease shall not end on December 31, then Tenant's liability under this Article 39 shall be apportioned so that Tenant shall pay only such part of the sums required to be paid under this Article 39 as shall be included in the term of this Lease.

     G. Any liability of Tenant for payment of any money required to be paid pursuant to this Article 39 or Article 42 shall survive for two (2) years after the date of termination or expiration of the term of this Lease and during the pendency of any action or proceeding (including any appeal therein) to enforce such liability commenced by Landlord during such two year period.

40.  Tenant's Inability to Perform (Force Majeure).
     ----------------------------------------------

          Except for the obligation to pay the Base Rent and items of additional rent under this Lease when due, Tenant shall be excused in fulfilling any of its obligations under this Lease, including but not limited to its obligations to make repairs, alterations and improvements, if, and during the period that, Tenant is prevented or delayed from doing so by reason of strikes or labor troubles beyond Tenant's sole control or by any other cause whatsoever beyond Tenant's sole control, including, but not limited to, government preemption or restrictions or by reason of any rule, order or regulation of any department or subdivision thereof or any government agency or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

          This Article 40 shall not be deemed to apply, however, to events of destruction by fire or other casualty which are dealt with in Article 48.

41.  Omitted

42.  Real Estate Taxes and Assessments.
     ----------------------------------

     A. Tenant agrees to pay to Landlord, as additional rent as and when billed (and not more frequently than as billed) by the City of New York (or any governmental taxing district hereafter exercising such authority) during the term of this Lease, Tenant's proportionate share of any "Real Estate Taxes" (as such term is hereinafter defined) levied with respect to the land and building containing the demised premises, now known as 521 West 57th Street, Borough of Manhattan, Block 1086, Lot 18, on the Tax Map of said Borough. Such obligation on the part of Tenant shall begin on the first day of the seventh month following the Commencement Date and continue throughout the remainder of the term of this Lease. Such taxes for the fiscal year 1997-1998 are presently estimated by Landlord to be about $459,000, but they shall be established by final bills presented by the City. For purposes of this Article, Tenant's proportionate share of any such Real Estate Taxes shall conclusively be presumed to be ten percent (10%) thereof, but shall be equitably adjusted by mutual agreement should Landlord, in the future, construct material additional floor space adjacent to or atop the 521 Building for use by persons other than Tenant. Such proportionate share shall be payable by Tenant when the taxes become fixed and within thirty (30) days after demand therefor by Landlord. For the first year and final year of the Lease's term, Tenant shall be obligated to pay only a pro rata portion of such ten percent share of such taxes. Tax bills shall be conclusive evidence of the amount of such taxes and shall be used for the calculation of the amount to be paid by Tenant.

          The term "Real Estate Taxes" shall mean all the real estate taxes and assessments, special or otherwise, levied, assessed or imposed by Federal, State or Municipal governments against or upon the 521 Building and/or the land on which it is situated, including the walls, vaults, utility mains and pipes connected therewith, and all assessments, levies or contributions, whether required by law or voluntary, for Business Improvement Districts and/or the "Safe Streets" Program applicable to the 521 Building. If, due to a future change in the method of taxation, any tax on gross income from rentals, gross receipts from rentals, rent, occupancy or value added, or any other similar tax, shall be levied against Landlord, with respect to its ownership, use or leasing of the 521 Building and/or the land on which it is situated, in whole or in part in substitution for any tax which otherwise would constitute a "Real Estate Tax" hereunder, such tax on gross rental income, gross rental receipts, rent, occupancy or value added, or such other similar tax, shall be deemed to be a "Real Estate Tax" for the purposes hereof, provided that significant numbers of lessors of Manhattan commercial property other than the 521 Building, whose lessee provide for tax sharing or tax increase sharing, have similarly deemed such other tax to constitute a "Real Estate Tax" to be shared by their tenants.

     B.   Omitted.

     C. If any assessed valuation for Real Estate Tax purposes made by any taxing authority for a fiscal year, with respect to 521 Building and/or the land on which it is situated, is subsequently reduced in a final unappealed determination of the Tax Commission or other appropriate tribunal, resulting in the actual payment to Landlord of a refund of Real Estate Taxes applicable to such land and building for a fiscal year in which Tenant paid a proportionate share of any such Real Estate Taxes, then the Landlord shall pay the Tenant, as Tenant's proportionate share of such refund, ten percent (10%) (or lesser pro rata amount with respect to the first or final year of the Lease's term) of any such refund of Real Estate Tax made with respect to the 521 Building, after deduction from the amount of any such refund of any and all fees, disbursements and other expenses, including legal, expert witness and appraisal fees, paid or incurred by or on behalf of Landlord in applying for a correction or reduction of, or otherwise contesting, such assessed valuation, subject, however, to the following conditions:

          (1) If Landlord shall apply for a correction or reduction of the assessed valuation of the 521 Building and/or land on which it is situated for any fiscal year during the term of this Lease, pursuant to an arrangement with its attorneys handling such matter, which is other than a contingent fee arrangement, then Tenant shall pay Tenant's proportionate share of all reasonable fees, disbursements and other expenses, including reasonable legal, expert witness and appraisal fees, paid or incurred by or on behalf of Landlord in applying for and prosecuting such application, regardless of whether such application results in an actual reduction of such assessed valuation or a refund of taxes. Such amount shall be deemed to be additional rent payable by the Tenant and collectible by the Landlord, as such, within fifteen (15) days after it shall have been demanded by the Landlord, upon Landlord's presentation of evidence of its payment or incurring of the same notwithstanding that no final determination has been made with respect to such application or contest. Nothing in this Article 42 shall be construed as giving Tenant any right to control, be consulted in, or advised of, Landlord's course of action with respect to any assessed valuation of such land or building.

          (2) Tenant shall not be entitled to any payment of its proportionate share of refunded Real Estate Taxes in the event that this Lease shall be terminated by reason of Tenant's default.

          (3) In the event that the term of this Lease shall expire on a day that is not the last day of a Real Estate Tax fiscal year, appropriate apportionment shall be made of the amounts corresponding to Tenant's obligation to pay its share of Real Estate Taxes, Tenant's share of any Real Estate Tax refund, and Tenant's obligation under subparagraph (1) of this paragraph C to pay a proportionate share of certain expenses.

     D. Tenant shall not independently apply for a correction or reduction in the assessed valuation of the 521 Building or the demised premises without Landlord's Prior written consent.

43.  Water and Sewer Charges.
     ------------------------

     A. Tenant covenants and agrees to pay Landlord for the cost of all water and hot water employed, discharged or otherwise consumed in, on or with respect to the demised premises, whether or not metered, beginning with the Commencement Date, subject to the provisions of this Article 43. As long as Tenant uses the demised premises for the uses set forth in Article 64 and as long as Tenant's use and consumption of water and hot water in the premises is, in the judgment of Landlord, not excessive (and, in the case of hot water, is used only for lavatory and general cleaning purposes) then the cost of all water or hot water discharged or otherwise consumed in, on or with respect to the demised premises, and the costs of any sewer rent, charge or levy with respect to the demised premises, shall be deemed to be subsumed within Landlord's "Operating Expenses" referred to in Article 39, paragraph A and Tenant shall have no obligation, apart from that imposed under the provisions of Article 39, to reimburse Landlord for such costs.

     B. If Landlord hereafter determines, however, that Tenant's use or consumption of water or hot water in the demised premises is excessive, or is inconsistent with the uses set forth in Article 64, or interferes with the maintenance of an adequate water supply in the building storage or heating tanks, then Landlord shall give Tenant written notice of such determination, and in such event Landlord shall have the right, at Tenant's expense, to install a new meter or sub-meter, or to employ an existing meter or sub-meter, to measure directly the uses and consumption of water and/or hot water in the demised premises, and thereupon Tenant shall become obligated to pay to Landlord for water consumption in the demised premises, as shown upon such existing or new meter or sub-meter, at the same rate (including the applicable appropriate charges for the corresponding sewer rent, charge or levy) as then charged to Landlord by the Municipality, agency or utility furnishing same, as and when billed by Landlord, the amount of which bills shall be deemed to be additional rent and collectible by Landlord as such. If, after the commencement of direct measurement of Tenant's consumption of water under this paragraph B, the Municipality, agency or utility furnishing water shall change its method of billing for water consumption and/or sewer rent so that water meter readings are not used, then Tenant shall pay its proportionate share of any water or sewer charges applicable to the 521 Building, calculated in a reasonable manner.

     C. The charge for water for any new air conditioning system or units hereafter installed by Tenant with Landlord's prior approval shall be deemed to be subsumed within Landlord's "Operating Expenses" referred to in Article 39, paragraph A, and Tenant shall have no obligation (except pursuant to paragraph B of this Article) to reimburse Landlord for such costs.

     D. If Tenant or Tenant's employees, contractors, agents, licensees or invitees should break or damage any meter or sub-meters now or hereafter installed in the demised premises, then Tenant shall replace or repair the same, at Tenant's own cost and expense, in default of which Landlord may cause said meters to be replaced or repaired and collect the coat thereof from Tenant as additional rent.

44.  Air Conditioning.
     -----------------

          The demised premises are leased to Tenant without air conditioning, and Landlord makes no undertaking to furnish air conditioning to such premises at any time during the term of this Lease. Tenant shall not install any air conditioning system or equipment or air cooling units of any kind, including duct work, other than that comprised within the Initial Improvements, without Landlord's prior written consent, and subject to all the other provisions of this Lease, and in no event shall window air conditioning units be installed.

45.  Heat; Gas; Steam.
     -----------------

     A. Present Heat. At present portions of the perimeter of the building containing the demised premises are heated by steam purchased by the Landlord from Consolidated Edison Company of New York Inc. (hereinafter called "Con Ed"). Landlord makes no representation as to, and Tenant or anyone claiming through or under Tenant shall make no claim against Landlord based upon, the adequacy of such perimeter heating. Landlord shall be under no obligation to install any additional heating units or to maintain any minimum temperature in the demised premises, but Landlord will operate such perimeter heating system at its full capacity provided same does not adversely affect the system's operation. Tenant shall not divert or interfere with such perimeter heating without Landlord's prior written consent.

     B. Tenant's Heating System. Tenant shall have the right, subject to Articles 3, 50 and 51 of this Lease, to install, at Tenant's expense, its own separate heating (and air conditioning) system in the demised premises as part of the Initial Improvements. To that end, Landlord will allow Tenant, subject to Landlord's approval of the connection mode, to tap into the medium pressure Con Ed steam line in the 521 Building at the sixth floor level. The electricity or steam to operate such separate heating and air conditioning system shall be directed solely through sub-meters to be installed by Landlord, at Landlord's sole cost. In no event shall Tenant make any arrangement for the supply of electricity or steam by Con Ed directly to the demised premises. Tenant shall pay directly to Landlord, as additional rent, as and when billed by Landlord, the sum of the amount charged by Con Ed or other utility company hereafter furnishing same, for all steam consumed in, on or with respect to the demised premises as measured upon said sub-meter, at the rate charged from time to time by the utility company furnishing same, plus 10% of such utility company charge to cover Landlord's costs of administering same and taxes thereon.

          No credit against, or abatement of, Tenant's share of Operating Expenses under Article 39 shall be given or allowed if Tenant ceases to use Landlord's perimeter heating because of the adequacy of heat furnished by a heating system installed by Tenant under this paragraph B or for any other reason.

     C.   Omitted

     D. Prevailing Temperature. Tenant shall, by application of the existing or future installed heating system, not cause or allow the temperature prevailing in the demised premises at any time to drop to such level as would cause the water or sprinkler lines located therein to freeze, and Tenant shall indemnify Landlord against any loss, liability or expense which Landlord may sustain or incur caused by or arising out of Tenant's failure in this respect.

46.  Electricity.
     ------------

          Tenant shall bear the expense of all electric current consumed in, on or from the demised premises for any and all purposes, and whether or not metered, starting on the Commencement Date, as hereinafter provided. Landlord shall cause to be installed, prior to the Commencement Date, at Landlord's sole cost, a sub-meter measuring the use of electric current in the demised premises. Tenant shall pay directly to Landlord, as additional rent, as and when billed by Landlord, the sum of the amount charged by Con Ed or other utility company hereafter furnishing same, for all electric current consumed in, on or with respect to the demised premises, as measured upon said sub-meter, at the rate charged from time to time by the utility company furnishing same plus 10% of such utility company charge to cover Landlord's costs of administering same and taxes thereon.

          Tenant has advised Landlord that Tenant's anticipated requirements for electric current in the demised premises during the term of this Lease will be 1,000 amps. Landlord has advised Tenant that 1,000 amps are presently available to the premises from the North bus duct and Tenant has examined such riser and determined that it is adequate for Tenant's requirements. Nothing contained in this Lease shall be construed to require Landlord to install, or to consent to Tenant's installation of, additional risers to supply Tenant's future electric requirements or to comply with the requirements of any municipal law or ordinance. Any electrical equipment or appliances, other than risers, used or installed by Tenant in the demised premises shall comply with all requirements of applicable City, State or Federal law or regulation, including lighting in compliance with Article 8 of the New York State Energy Law and Regulations, and shall not exceed standards prescribed by the Underwriters Laboratories. Landlord makes no representation or guaranty, and assumes no obligation, that Con Ed or other utility company furnishing electric current to the demised premises will continue to provide such service or that such service will be uninterrupted and satisfactory. Landlord, however, shall not do anything to interfere with Tenant's obtaining electric service, throughout the said sub-meter, from Con Ed or other utility company furnishing same.

          Tenant shall be solely responsible for the design and installation of the distribution panel and other components of its electrical system, after having received Landlord's prior consent to such installation.

46-A. Sprinkler Alarm Service.
      ------------------------

          At present, the automatic sprinkler valve alarms in the demised premises are serviced under Landlord's existing contract with Wells-Fargo Alarm Services, Inc. Tenant's proportionate share of the costs of such sprinkler alarm service under such existing or renewal contracts with such company (or any successor or substitute company selected by Landlord) during the term of this Lease, shall be deemed covered by Tenant's payment of the Base Rent and its share of Operating Expenses under this Lease, it being specifically understood and agreed that Landlord assumes no obligation and makes no representation or guaranty of the performance of said contract by Wells-Fargo Alarm Services, Inc. (or successor or substitute company) and that Landlord is entering into said contract, as a party thereto mainly for the benefit and at the request of the tenants in the 521 Building. Landlord shall be under no obligation and shall not be liable for any failure to enter into renewal contracts for such service. If, however, Landlord shall fail to keep in effect such contract or other contract for the provision of similar sprinkler alarm service, then, upon receipt of Tenant's invoice, Landlord will reimburse Tenant for Tenant's reasonable costs of continuing such service in the demised premises. In the alternative, Tenant may deduct and setoff from Tenant's periodic payments of the Base Rent when due an amount equivalent to the reasonable coats of continuing such service. In either event, Tenant must substantiate such invoice or setoff by written evidence of payment to the alarm service. Landlord shall notify Tenant in writing at least thirty
(30) days in advance of any proposed discontinuance of such contract(s).

47.    Tenant's Insurance.
       -------------------

          Tenant further covenants and agrees, at its sole cost and expense, to procure and maintain in effect at all times during the term of this Lease, through good and responsible insurance companies authorized to do business in the State of New York, comprehensive general liability insurance with limits of at least $2,500,000 for any one occurrence and at least $2,500,000 for injury to any one individual and at least $500,000 for damage to property, on the premises, which shall include operations on the premises, independent contractor risks and other risks ordinarily included in such policies, with a contractual liability endorsement covering Tenant's obligations under the indemnification clauses of Articles 8 & 47 of this Lease. Tenant shall have Landlord named as an additional insured under such liability insurance policy.

          Tenant shall present to Landlord certificates of insurance, or other evidence satisfactory to Landlord, that the insurance coverages required in this
Article 47 have been procured and will not be canceled during their term until thirty (30) days' prior written notice has been given to Landlord.

          If the 521 Building shall be totally or partially damaged or demolished as set forth in Article 48 hereof, Landlord shall be entitled to all insurance proceeds, payable upon policies procured by Landlord, which are referable to the building, installations and improvements.

          Nothing in this Lease shall be construed as requiring Tenant to insure against the negligence or improper conduct of Landlord.

48.  Destruction by Fire or Other Casualty.
     --------------------------------------

          If the demised premises shall be damaged by fire or other casualty, then Tenant shall give immediate notice thereof to Landlord and Tenant shall in every reasonable way facilitate the making of any repairs or the removal of any debris necessitated by such damage, and the following terms and conditions shall apply: (a) In the event of such damage, if it shall be such as to render the demised premises wholly untenantable or wholly unusable, then the rent shall be abated during such period as the demised premises shall be wholly untenantable or wholly unusable. As used in this Article 48, the term "wholly unusable" with respect to fire or casualty damage to the demised premises means that such premises are completely inaccessible by elevator or stairwell passage and/or cannot be effectively occupied by Tenant for any of the uses set forth in
Article 64 hereof, in either case for a period of time exceeding five (5) consecutive calendar days. Furthermore, in such event, provided that such fire or other casualty shall not have been caused by the willful act of Tenant or Tenant's employees, contractors, agents, subtenants, licensees or invitees, Tenant shall have the right, exercisable by written notice to Landlord given within sixty (60) days after the date when such damage shall have occurred, to terminate this Lease as of a date not more than sixty (60) days after the date of such notice. If Tenant does not so exercise its right to terminate within such period, then the abatement of rent referred to in this clause (a) shall continue, except as provided below in clause (c), but this Lease otherwise shall remain in effect (unless terminated by Landlord as hereinafter provided); (b) In the event of such damage, if it shall be such as to render the demised premises partially untenantable, or accessible but partially unusable, then the rent shall be partially abated during such period as the demised premises shall be partially untenantable or unusable, in the proportion which the area of the premises rendered untenantable or unusable bears to the area of the whole demised premises. Furthermore, if such partial damage shall render untenantable or unusable more than fifty percent (50%) of the area of the demised premises and if Landlord, within thirty (30) days after the date when such damage shall have occurred, shall not have notified Tenant in writing of Landlord's undertaking to reconstruct or restore the demised premises or if Landlord, having notified Tenant of such undertaking, does not actually commence such reconstruction or restoration within ninety (90) days after the date when such damage shall have occurred, then in either such event, provided that such fire or casualty shall not have been caused by the willful act of Tenant or Tenant's employees, contractors, subtenants, agents, licensees or invitees, Tenant shall have the right, exercisable by written notice to Landlord given within one-hundred twenty (120) days after the date when such damage shall have occurred, to terminate this Lease as of a date not more than sixty (60) days after the date of such notice. If Tenant does not so exercise its right to terminate within such period, then the partial abatement of rent referred to in this clause (b) shall continue, except as provided below in clause (c), but this Lease otherwise shall remain in effect (unless terminated by Landlord as hereinafter provided); (c) In the event that fire or other casualty cause either total damage to the demised premises or partial damage exceeding fifty percent (50%) of the area of the demised premises, then Landlord shall have no obligation to reconstruct or restore the same. In the event of partial damage to fifty percent (50%) or less of the area of the demised premises from such causes, then Landlord shall have the obligation to reconstruct and restore the same to the state thereof at the date of such fire or other casualty and shall begin such reconstruction or restoration within ninety (90) days after the date when such damage shall have occurred. If Landlord shall reconstruct and restore the demised premises after such total or partial damage, either voluntarily or as required by this clause
(c), then the total or partial abatement of rent referred to above shall cease thirty (30) days after the date Landlord notifies Tenant of the completion of such reconstruction and restoration and the availability of the premises for re-occupancy, and after such thirtieth (30th) day rent shall be due and payable by Tenant as if such damage had not occurred. Landlord shall prosecute any reconstruction or restoration of the demised premises pursuant to clauses (b) or
(c) of this Lease with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Landlord's a control. After any such fire or other casualty, Tenant shall cooperate with Landlord's restoration by removing from the premises, as promptly as reasonably possible, all of Tenant's moveable equipment, furniture and other property. Except as herein specifically provided to the contrary, no damage to the demised premises, however extensive, shall terminate this Lease or give Tenant the right to quit and surrender the premises or impair any obligation of Tenant hereunder;
(d) In the event of either total or partial damage to of the 521 Building (whether or not the demised premises are damaged in whole or in part) from fire or other casualty which shall render the building structurally unsound, substantially untenantable, or disadvantageous economically to own, operate or restore, if Landlord shall, within ninety (90) days after the date when such damage occurs, elect to demolish the building, the Landlord shall have the right, exercisable by written notice given to Tenant within such 90-day period, to terminate this Lease as of a date sixty (60) days or more after the date of such notice, and upon the termination date designated in such notice, the term hereby granted shall terminate and the rent shall be apportioned as of such termination date or as of each later date as Tenant may actually surrender possession; provided, however, that any such rent shall be abated as to the untenantable or unusable portion of the premises as heretofore set forth; (e) If fire or other casualty shall damage any area of the 521 Building not part of the demised premises (including the elevators serving same) in such manner as to prevent Tenant's reasonable access to the demised premises, then the area of the demised premises so rendered inaccessible shall be deemed damaged and untenantable for purposes of this Article 48; (f) Tenant hereby expressly waives the provisions of Section 227 of the Real Property Law and agrees that the foregoing provisions of this Article 48 shall govern and control in lieu thereof. Nothing contained in this Article shall relieve Tenant from liability that may exist by reason of damage from fire or other casualty. If the damage or destruction from fire or other casualty be due to the negligence or willful act of Tenant or Tenant's employees, contractors, agents, licensees or invitees, all debris shall be removed by, and at the expense of, Tenant. Tenant acknowledges that Landlord will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant or contents of the demised premises and Tenant agrees that Landlord will not be obligated to repair any damage thereto or replace the same;
(g) See Article 65 hereto for the parties' mutual waivers of subrogation in the event of damage by fire or other casualty; (h) If Tenant is reimbursed by its insurance carrier for the cost of any restoration work conducted and paid for by Landlord pursuant to clause (c) of this Article 48, then Tenant shall remit the amount so received to Landlord (less the cost of collection thereof) but in no event to exceed the sum actually paid by Landlord for such work; and (i) If Tenant shall so request, Tenant shall have the right to perform Landlord's restoration obligation under clause (c) provided Tenant's so doing does not materially increase the cost to Landlord or, if it does, provided Tenant shall reimburse Landlord for the extra coat necessitated by Tenant's performance, and in such event Tenant shall receive the insurance proceeds applicable to such loss.
(j) If a fire or other casualty occurring during the Free Rent Period shall create a condition under which the rent payable under this Lease would have been abated or partially abated had rent otherwise then been payable, and provided that Tenant shall not have terminated this Lease pursuant to the preceding provisions of this Article 48, and provided, further, that the fire or other casualty shall not have been caused by the negligence or wilful act of Tenant or Tenant's employees, contractors, agents, licensees or invitees (unless Landlord is successful in recovering under Landlord's fire and extended coverage insurance policy the lose in rental value of the demised premises arising from such fire or other casualty), then Tenant shall be entitled to setoff against the rent which shall become payable on and after the rent commencement date amounts equal in the aggregate to the putative abated rent corresponding to the period of time and level of damage or partial damage during the Free Rent Period.

49.  Repairs and Maintenance. (See also Article 66)
     ----------------------------------------------

     A. Supplementing Article 4, Tenant shall perform, at Tenant's sole expense, to the satisfaction of Landlord reasonably exercised, all necessary repairs (except those caused by or resulting from carelessness, omission, neglect or improper conduct of Landlord or Landlord's servants, employees, invitees or licensees, which shall be repaired by Landlord at Landlord's expense) to and routine or other maintenance of any of the following:

          (1) Any plumbing, electrical, heating, ventilating, air conditioning, exhaust, sewage, sprinkler or fire warning system, or any part, fixture, pipe, conduit, duct or other element thereof, wherever located and whether installed by Landlord or Tenant (a) which is utilized to furnish service exclusively to the demised premises or (b) which is a horizontal pipe, conduit, duct or other element off a vertical riser, pipe, conduit or duct, which horizontal element furnishes service exclusively to the demised premises, whether located within the space of the demised premises or the exterior or interior walls of the building. Included within the foregoing, without limitation, are any sinks, toilets, tubs, outlets, lighting fixtures, signs, cables, electric panel boxes, fuses, radiators, heaters, air-handling units, vents, hoods, floor drains or sprinkler heads or pipes which are utilized solely within the demised premises.

          (2) Any entrance or interior doors or any interior windows or security gates in the demised premises.

     B. Throughout the term of this Lease, Landlord shall maintain and operate the 521 Building at at least the same levels of appearance and efficiency as prevailed on the date of execution of this Lease. Landlord shall perform, at Landlord's sole expense, all necessary repairs (except those caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's servants, employees, sub-tenants, invitees or licensees, which, whether structural or non-structural in nature, shall be repaired by Tenant as provided in Article 4) to and routine or other maintenance of any of the following:

          (1) Any plumbing, electrical, heating, ventilating, air conditioning, exhaust, sewage, sprinkler or fire warning system, or any part, fixture, pipe, conduit, duct or other element thereof, which is utilized to furnish service to the demised premises in common with other apace in the 521 Building, except that horizontal pipes, conduits, ducts or other elements as described in subparagraph A(1) of this Article 49 shall not be Landlord's responsibility under this paragraph B.

          (2) All structural elements of the 521 Building (including exterior windows) including such repairs as are necessary to keep the building in a water-tight condition.

     C. Tenant shall be solely responsible, at Tenant's sole expense, for the removal from the demised premises and the 521 Building and disposal of all debris, rubbish and waste arising from its operations. Debris and rubbish from conduct of construction operations, including the Initial Improvements, in the demised premises shall be removed from the building by Tenant's contractors performing same. The removal and disposal of normal office rubbish, including stationery, lunchroom waste and other paper waste, shall be arranged for by Tenant. Medical waste, chemical waste and radioactive waste from Tenant's operations shall be separately containerized, packed, labeled and manifested in accordance with all applicable Federal, State and City regulations, and removed and disposed of from the building with reasonable frequency. Only the freight elevators shall be used for the removal of all Tenant's waste from the building, and no medical, chemical or radioactive waste shall be deposited on or suffered to be left on Landlord's ground floor loading dock serving the building.

     D. Landlord will perform routine maintenance and cleaning and necessary repairs, at Landlord's sole expense, of the passenger and freight elevators serving the demised premises and of the areas of facilities within or without the 521 Building used in common by Tenant and other occupants of the building, except that any elevator damage caused by the negligent or willful act or omission of Tenant or Tenant's employees, contractors, agents, subtenants, licensees or invitees shall be repaired at Tenant's sole expense.

     E. In addition to the parties' respective obligations under the preceding paragraphs A, B and D of this Article 49, each party to this Lease shall be responsible for making, at its own expense, the additional repairs, whether structural or non-structural, necessitated by its delay or failure to make the repairs required in a timely manner after written notice by the other party to do so, except where such delay or failure is caused by or arises out of Acts of God or other circumstances beyond the control of the responsible party.

     F. Tenant shall designate one person who alone shall communicate to Landlord's Real Estate Manager the Tenant's requests for repairs required to be made by Landlord under the terms of this Article and requests for additional services under Article 45 D and Article 54.

     G. To the extent feasible, Landlord will give Tenant access on a 24-hour basis to areas in the 521 Building other than the demised premises, including without limitation, the roof, sewage ejector and the exterior walls of the buildings and shaft-ways, that may be necessary in order for Tenant to effect the repairs and maintenance required of Tenant under this Article and Article 4 of this Lease and to perform Tenant's alterations pursuant to Article 50. Tenant shall obtain the consent of Landlord's Real Estate Manager to enter such areas. Tenant shall be solely responsible for all acts of all persons whom Tenant directs or allows to enter such areas pursuant to this paragraph G.

50.  Alterations.
     ------------

          Tenant shall erect and install, at Tenant's expense, beginning promptly after the Commencement Date, but not later than January 31, 1998, those alterations, installations, additions and improvements (including an air conditioning, ventilating and heating system) in, on or to the demised premises of the kind indicated in the preliminary drawings initialed by the parties (herein collectively called "the Initial Improvements"). It is mutually understood that the Initial Improvements shall include Tenant's replacement of the east, west and north-facing windows in the demised premises with good quality metal framed windows that are consistent with the appearance of the north windows in the Landlord-occupied portion of the 521 Building. Some of the Initial Improvements are outlined and agreed to in principle in the letter agreement between the parties' engineers, a copy of which is attached as Exhibit C to this Lease. Notwithstanding the foregoing Landlord shall have the right to review and approve (and retain copies of) the final plans and specifications for all of the Initial Improvements, as and when available, which approval shall not unreasonably be withheld or delayed. Tenant represents that it will make the Initial Improvements in accordance with the approved final plans and specifications. Tenant shall also submit to Landlord for its prior approval the names of any contractors or mechanics who will perform the Initial Improvements or any subsequent alterations, installations, additions or improvements in or to the demised premises that are structural in nature or that involve the building's plumbing electrical, heating, ventilating, air conditioning, exhaust, sewage, sprinkler or fire warning systems.

          As part of the Initial Improvements, Tenant shall cause to be erected and installed in the demised premises, in Room 650, one lavatory meeting the requirements of regulations under the Americans with Disabilities Act of 1990 (42 U.S.C. (S) 1201 et seq.) (herein sometimes referred to as the "ADA") and all applicable City of New York codes. When installation of such lavatory has been completed Landlord shall promptly pay Tenant or Tenant's designee the sum of Twenty-One Thousand Dollars ($21,000.00) to reimburse Tenant for costs incurred by Tenant in the design and installation of such lavatory.

          After installation of the Initial Improvements, Tenant shall not make any subsequent alterations, installations, additions or improvements in or to the demised premises, of any nature without Landlord's prior written consent which shall not unreasonably be withheld or delayed. As used in this Article 50 and in Article 3 of the Lease, the phrase "alterations, installations, additions or improvements" shall be deemed to exclude painting, wallpapering and carpeting and other elements of interior decorating that do not involve the building's electrical or plumbing systems.

          By way of example but not by way of limitation, Landlord's consent to an alteration, installation addition or improvement proposed by Tenant, whether as part of the Initial Improvements or later, shall not be deemed to be unreasonably withheld if the proposed change or construction:

                    (a) would involve a structural change in the 521 Building;

                    (b) would increase elevator usage in the 521 Building in such manner as to affect materially and adversely Landlord or other occupants of such building;

                    (c) would adversely affect plumbing, electrical, elevator, heating, ventilating, air conditioning, exhaust, sewage, sprinkler or fire warning systems, or elements thereof, in the 521 Building, other than those serving Tenant exclusively, or would entail the installation of any such system in such building;

                    (d) would affect the exterior appearance of the 521 Building; or

                    (e) relates to the height, placement or adequacy of interior or exterior ventilation ducts, exhaust openings or filters intended for the removal of fumes, vapors, particulates and/or air from the demised premises.

          All alterations, installations, additions or improvements installed in the demised premises at any time (including interior or exterior ventilation ducts, exhaust openings or filters located outside but serving the demised premises), either by Tenant or by Landlord in Tenant's behalf shall, upon installation, become Tenant's property, but they shall become Landlord's property at the expiration or other termination of the term of this Lease to the extent they are affixed to the realty and they shall remain upon and be surrendered with the demised premises, unless Landlord, by notice to Tenant not later than thirty (30) days prior to the date fixed as the termination of this Lease, elects to relinquish Landlord's right thereto and to have them removed by Tenant, in which event, the same shall be removed by Tenant from the premises not later than 90 days after the date of such notice and the premises restored to the condition prior to the installation, at Tenant's expense, provided, however, that notwithstanding the foregoing Tenant shall have no obligation to remove from the demised premises or restore the same with respect to:

               (1) that portion of the Initial Improvements consisting of standard office space;

               (2) structural or other alterations, installations, additions or improvements to the demised premises hereafter made with Landlord's consent where such consent expressly also waives Landlord's right to require Tenant's removal of same and restoration of the premises at the expiration or other termination of the Lease; and

               (3) alterations, installations, additions or improvements in the nature of standard office space made with Landlord's consent after the Initial Improvements.

          Landlord shall afford Tenant and Tenant's agents reasonable access to the demised premises after the expiration or other termination of this Lease so that Tenant may expeditiously perform its removal and repair obligations under this Article and Article 3.

          Landlord shall review, in due course but in any event, within thirty
(30) days after the date of Tenant's submission, all plans and specifications for Tenant's alterations, installations, additions or improvements submitted to it by Tenant for its consent and shall execute and return to Tenant, in due course, but in any event, within thirty (30) days after the date of Tenant's submission, all applications for building permits or certificate of occupancy amendments, or documents, related thereto, which may be required to effect the same, it being understood that the costs of filing and prosecuting any such applications or documents shall be solely for Tenant's account. If Landlord's engineer shall reasonably request additional or amended documents, data or explanations in order to review appropriately Tenant's submissions under this paragraph, then the 30-day period herein mentioned shall run from the date of Tenant's submission of such additional items.

51.  Work by Tenant's Contractors.
     -----------------------------

          Supplementing Article 3, before Tenant shall use any contractor or subcontractor to make any alterations, additions, installations or improvements in the demised premises, Tenant shall present to Landlord certificates of insurance or other evidence satisfactory to Landlord, that each of Tenant's contractors and subcontractors is and shall be covered, at all times, during its operations upon the demised premises, by (a) comprehensive general liability insurance with limits of $500,000 each occurrence and $l,000,000 aggregate (persons injury and property damage), including elevator operation, independent contractor risks, contractual liability coverage and other risks ordinarily included in such policies, which insurance shall name Landlord as an additional insured, and (b) workers compensation insurance with statutory limits. Such certificates of insurance shall provide that the policies will not be canceled during the term until at least thirty (30) days' prior written notice has been given to Landlord.

          All work in the demised premises by Tenant or Tenant's contractors or subcontractors will be performed in accordance with all applicable building and fire codes and requirements in regulations under the ADA, and in such manner as not to interfere materially and adversely with the business of Landlord or other tenants or occupants of the 521 Building. In particular, Tenant shall ensure that all workers employed by Tenant or Tenant's contractors for work in the demised premises shall use only the building's West 58th St. side freight elevators for the passage of workers, materials and refuse in connection with such work; that construction or demolition operations that may entail excessive noise or vibration shall be conducted only after normal business hours; and that rubble and refuse from any demolition operations will be removed from the building and the streets in front in a prompt and cleanly manner. If a sidewalk bridge or scaffolding is required by law for the installation of new windows in the demised premises, then Tenant shall arrange for same to be permitted, erected, and removed not later than the expiration date authorized by the City, at Tenant's expense.

          Tenant shall not engage or employ in the demised premises any contractor or subcontractor, the presence of whose employees may cause labor discord in the 521 Building, and Tenant will confer with Landlord prior to such engagement or employ as to assure that no such discord will ensue. Subject to such qualification, any alterations, installations, additions, improvements or decorations to be made by Tenant may be performed by any reputable contractor or mechanic selected by Tenant.

52.  Security; Cleaning. (See also Articles 31 and 49)
     -------------------------------------------------

          Landlord will furnish, during the term of this Lease, at Landlord's expense, building security in the 521 Building lobby of a kind considered "commercially reasonable" for the locale and the hours involved, under then prevailing standards of normal commercial reasonableness. At present, Landlord has in effect a security system in which an unarmed guard is located in and controls ingress and egress in the West 57th Street ground floor lobby of the 521 Building seven days a week, 24 hours a day (subject to periodic evening rounds when the entrance door may temporarily be closed to ingress), an unarmed guard is located in and controls ingress and egress in the 518 West 58th Street ground floor lobby of the 521 Building seven days a week from 8:00 A.M. to 8:00 P.M., and a pass issued or approved by Landlord must be exhibited to such guards by all persons, including employees, seeking to enter the building via such entrance lobbies. Tenant acknowledges that Landlord's present security system currently meets the standard of "commercial reasonableness" set forth in this Article.

          Except for foregoing, Landlord shall have no responsibility for the security of the demised premises and will not retain any key to the demised premises or any part thereof. Landlord shall be responsible for cleaning the areas of the 521 Building used in common by Landlord, Tenant and other occupants of the buildings, to reasonable standards of cleanliness. Tenant shall be responsible for all cleaning of the interior of the demised premises and both aides of the plate glass windows in the premises, excluding the exterior of the windows on the 57th Street aide of the building, to reasonable standards of cleanliness. Tenant shall be solely responsible for any watchman or guard services in the demised premises it may desire to retain, provided that any such watchman or guard retained by Tenant shall perform his security services solely within the demised premises.

53.  Compliance with Certificate of Occupancy; Compliance with Law.
     --------------------------------------------------------------

     A. Tenant shall not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises form a part (a copy of which is attached to this Lease as Exhibit B), and in the event that any bureau or department of the City or State of New York shall hereafter at any time contend and/or declare by notice, violation, order or in any other manner whatsoever that the premises hereby demised are used for a purpose which is a violation of such certificate of occupancy, Tenant shall, upon thirty (30) days' written notice from Landlord immediately discontinue such use of said premises. Failure by Tenant to discontinue such use after such notice shall be considered a default in the fulfillment of a covenant of this Lease and Landlord shall have the right to terminate this Lease immediately, and in addition thereto shall have the right to exercise any and all rights and privileges and remedies given to Landlord by and pursuant to the provisions of Article 17 hereof; provided, however, that in lieu of discontinuing any such use after such notice, Tenant shall have the right to continue the use, provided Tenant also takes prompt legal, administrative or other appropriate corrective steps to contest and/or remove said notice, violation or order and provided further that such course of action by Tenant does not give rise to the assertion of criminal liability against Landlord in which event Tenant shall immediately discontinue such use of the premises and indemnify Landlord against all liability, and expense which Landlord may incur arising out of the continued use.

          The statement in this Lease of the nature of the business to be conducted by Tenant in the demised premises shall not be deemed or construed to constitute a representation or guaranty by Landlord that such business may be conducted in the demised premises or is lawful or permissible under the certificate of occupancy issued for the 521 Building or otherwise permitted by law. If alterations or additions, including but not limited to a new or improved sprinkler system, or additional laboratory hoods or vents, are needed to permit lawful conduct of

Tenant's business or to comply with the certificate of occupancy, or if amendments to the certificate of occupancy are required to permit Tenant's contemplated use, then the same shall be installed by or applied for by and at the sole expense of Tenant and the originals of such amendments shall be furnished to Landlord upon issuance. Landlord shall execute as owner and deliver to Tenant any certificates or other documents necessary or desirable to obtain such amendments to the certificate of occupancy as Tenant may reasonably request.

     B. Notwithstanding the foregoing provisions of this Article, if (i) Tenant, after bona fide effort to do so, is unable to obtain an amendment to the certificate of occupancy required to permit the use of the demised premises intended by Tenant, or (ii) any existing or future law, ordinance or regulation of Federal, State or Municipal Government or department, of particular applicability to Tenant's existing or intended use of the demised shall render illegal the use thereof for such purpose, then in either such event Tenant, upon prior written notice to Landlord, shall have the right exercisable by written notice to Landlord within ninety (90) days after Tenant's determination of such inability or illegality, as the case may be, to terminate this Lease and surrender the demised premises to Landlord, and in such event the Base Rent, additional rent and other charges payable by Tenant under this Lease shall be prorated to the date of such surrender and paid by Tenant. Clause (ii) of this paragraph shall not apply to any law, ordinance or regulation of general applicability to space similar to the demised premises or to tenancies similar to Tenant's (e.g. a law prohibiting occupancy of commercial floor areas in the City of New York by more than a prescribed number of persons) nor to any law, ordinance or regulation which may be complied with by Tenant by the expenditure of reasonable amounts of money.

     C. If the existence of any uncorrected notice, order or violation filed against the 521 Building prior to the Commencement Date by any Federal, State or Municipal government, or bureau or agency thereof (hereinafter called a "NOV") and not arising out of Tenant's use, occupancy or operations, shall cause a delay or impediment to Tenant's ability to obtain approval from the appropriate government or agency of a then pending Tenant application for amendment to the certificate of occupancy for the demised premises, to permit Tenant's intended use of the demised premises and such delay or impediment from such cause shall continue for more than 120 days after the date of Tenant's notice to Landlord that such delay or impediment from such cause exists, then, provided Tenant shall not in fact be then occupying the demised premises for Tenant's intended use (pursuant to a temporary certificate of occupancy or otherwise), the Base Rent and additional rent otherwise payable under this Lease shall be abated during such period after said 120 days as such delay or impediment from such cause shall continue, in the proportion which the area of the demised premises for which an amended certificate of occupancy permitting Tenant's intended use cannot be obtained bears to the area of the whole demised premises. The rent abatement provided in this paragraph C shall apply only in the case of Tenant's application for any amendment to the certificate of occupancy required in connection with completion of the Initial Improvements.

     D. Landlord shall, at Landlord's sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards which shall impose any violation, order or obligation upon Landlord with respect to the 521 Building (other than the demised premises) or the land on which it is situated, which violation, order or obligation does not arise out of Tenant's use or manner of use of such building or land, if Landlord's failure promptly so to comply would unreasonably interfere with either (1) the accessibility of the demised premises to Tenant and Tenant's employees, invitees and licensees or (2) the conduct by Tenant in the demised premises of one or more of the uses set forth in Article 64 of this Lease. Tenant's remedy for a breach by Landlord of its obligations under this paragraph D shall be limited to specific performance or injunction of Landlord's compliance obligation and such direct damages consisting of Tenant's increased costs of occupying or operating the demised premises as Tenant can clearly demonstrate, but in no event to include loss of profits or business opportunity, interruption of business or incidental or consequential damages which Tenant allegedly may incur.

54.  Access and Elevators.
     ---------------------

          Access to the demised premises for Tenant's personnel via the 521 Building's entrance lobbies used by Tenant in common with Landlord and other occupants of the buildings shall be subject to the provisions of the next paragraph of this Article and to Rule 10 of the Rules and Regulations made a part of this Lease.

          The existing passenger elevators serving the demised premises are automatic and Landlord will make the passenger elevators and access thereto available to Tenant as follows: The passenger elevators on the West 57th Street side of the 521 Building and access thereto will be made available at all times (except during the guard's rounds), Saturdays, Sundays and holidays inclusive, on a 24-hour basis, without charge. Access from the street to the passenger elevators on the West 58th Street side of the 521 Building will be made available to Tenant during Landlord's usual business hours, currently seven (7) days a week from 8:00 A.M. to 8:00 P.M.

          At no time shall Tenant bring hand trucks, or allow hand trucks to be brought by its deliverymen, into or through the lobby or passenger elevators on the West 57th Street side of the 521 Building (except as hereinafter stated). All deliveries to, and pick-up from, the demised premises shall be made solely by way of the West 58th Street entrance lobby and the freight elevators located on the West 58th Street side of the Building. During the hours (hereinafter stated) when the freight elevators serving the demised premises on the West 58th Street side thereof are made available to Tenant, including any additional hours paid for by Tenant, any hand trucks shall be brought into or taken away from the demised premises solely by use of such freight elevators. During the hours and/or days when freight elevator service is not available to Tenant (including downtime during major overhauls and unforeseen mechanical difficulties), Tenant may bring hand trucks into and through the entrance lobby and passenger elevators on the West 58th Street side of the building. Notwithstanding the foregoing, Landlord reserves the right hereafter to close the 518 West 58th Street entrance after 5:00 P.M. on business days, and all day on holidays and weekends, provided that, if Landlord hereafter shall do as then Tenant shall have the right during such times of closure, to bring hand trucks into the entrance lobby and passenger elevators on the West 57th Street side of the building. All hand trucks used by Tenant or Tenant's employees, contractors, agents, subtenants, licensees or invitees in passenger elevators in the 521 Building shall be mounted on rubber tires.

          Landlord reserves the right to make other reasonable changes in times of access provided in this Article (but no change shall be made that interferes with access on a 24-hour basis, 7 days a week, for Tenant's passengers, as provided in this Article), to close off the 518 W. 58th St. entrance entirely, and to adopt further rules and regulations (including occupant limits) relevant to Tenant's use of the passenger elevators serving the demised premises should Tenant's use prove excessive or materially and adversely interfere with the reasonable use thereof by Landlord and other occupants of the 521 Building. Any such rule or regulation will not discriminate unfairly against Tenant and will be uniformly applied to all lessees of the building.

          There shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord's or Landlord's guards' failure or delay in affording access to the demised premises, provided that if such failure or delay shall recur as often as to constitute constructive eviction, then Tenant's remedy shall be limited to specific performance or injunction of the access provided in this Lease and, in such event, Tenant may have additional remedy under the provisions of Article 63(B) below.

          The freight elevators nerving the demised premises on the West 58th Street side thereof will be made available to Tenant during the term of this Lease on business days from 8:00 A.M. to 5:00 P.M., without charge, subject to the service demands of Landlord and other occupants of the 521 Building. In addition to such business day availability, Landlord will make such freight elevators available to Tenant on the one week-end of Tenant's initial move-in of personal property into the demised premises (after the Commencement Date) on a 24-hour basis beginning at 5:00 P.M. on Friday and the Saturday, Sunday and/or Monday to 8:00 A.M. of that move, without charge. Tenant shall notify Landlord at least ten (10) days in advance of such anticipated move-in date(s).

          Should Tenant request additional freight elevator service in the demised premises beyond the freight elevator service provided under this Article and should Landlord provide such additional freight elevator service, then Tenant shall pay to Landlord for such additional service, as additional rent, such amount as shall be fixed and determined by Landlord and Landlord agrees that such amount shall not be unreasonable. Landlord hereby represents that its current charges for such additional service are $25 per man, per hour or part thereof, used to furnish the additional freight elevator service, with a minimum charge of four (4) hours required. Such charges may be increased from time to time by Landlord, by Landlord's written notice to Tenant, as may be necessitated by increases in the cost to Landlord of providing such additional service or by increases in Landlord's over-all operating costs caused by Tenant's excessive demand for such additional service. Any increase by Landlord in the charges for such additional service over the current charges stated in this paragraph shall be deemed to be reasonable if the percentage increase does not exceed the percentage increase in the CPI for the month immediately preceding the date of Landlord's notice over the Base Price Index. Notwithstanding the foregoing, Landlord may increase such charges in excess of the increase in the CPI if Landlord can demonstrate that the increase in its actual costs, as described in this paragraph, exceeded the CPI increase.

          Tenant shall give notice in writing to Landlord at least twenty four
(24) hours prior to the time for which it desires such additional freight elevator service and Landlord agrees to undertake to provide the same. Such additional elevator service shall not exceed forty (40) days in any one year. This provision to furnish additional freight elevator service beyond the periods provided for in this Article shall be subject to all of the other terms and conditions of this Lease. This provision for additional elevator service shall not be deemed to be a covenant or obligation of Landlord to furnish the same and the failure to do so shall not be deemed a breach of this Lease by Landlord. Tenant shall be responsible for the acts of all persons who enter the 521 Building vis such freight elevators while delivering or picking up personal property, including debris, rubbish and waste, to or from the demised premises.

          Tenant's access to and use of all elevators serving the demised premises, freight and passenger, are granted subject at all times to: (i) Rules 8 and 10 of the Rules and Regulations made a part of this Lease, (ii) the requirements of the security system which Landlord may have in effect from time to time during the term of this Lease , (iii) the use (pursuant to the terms of existing leases or otherwise) of such elevators by Landlord and other occupants of the building, (iv) downtime during major overhauls and unforeseen mechanical difficulties.

55.  Assignment; Subletting.
     -----------------------

          Supplementing Article 11, any notice or request by Tenant to assign this Lease or sublet the demised premises or any portion thereof, to be effective, shall be accompanied by a copy of the proposed assignment or Sublease and of all agreements collateral thereto, in writing even if such agreements are oral. Landlord hereby agrees that it will not unreasonably withhold its consent to a proposed assignment to this Lease or proposed subletting of the demised premises by the Tenant, provided, however, that Landlord may withhold such consent for any of the following reasons, without limitation (and such withholding of consent shall not be deemed "unreasonable" under prevailing standards of normal commercial reasonableness): if the proposed assignee or subtenant (a) is engaged in a business which is competitive with the business of Landlord (which business is the creation, manufacture and sale of flavors, fragrances and aroma chemicals purchased by other manufacturers to impart or improve taste or smell in consumer products), or (b) is a customer of the flavor, fragrance or aroma chemical products of the Landlord, or (c) is in Landlord's opinion, of a character or is engaged in a business which is not appropriate to the type of buildings maintained and owned by Landlord or will materially and adversely affect the building's services, or (d) is a charitable or educational institution, or a health care group directly examining, treating or administering procedures to patients, or a public interest group, or (e) is a bureau, agency, department or division of any Municipal, State or Federal government or (f) proposes to occupy less than five thousand square feet of the demised premises; and provided further that, notwithstanding the foregoing clauses, upon Landlord's receipt of any notice of or request by Tenant for a proposed assignment or subletting, Landlord shall have the right and option, to be exercised within fifteen (15) days after receipt of Tenant's notice or request, to elect instead to require Tenant to surrender the portion of the demised premises covered by the proposed assignment or subletting, and to suspend this Lease with respect thereto as of the date specified by Tenant as the commencement date of such proposed assignment or subletting and continuing during the term of the proposed assignment or sublease (after which term such area shall again be considered part of the demised premises) and in such event the Base Rent, additional rent and other charges payable by Tenant under this Lease shall be abated for the term of the assignment or sublease in the proportion which the area of the demised premises so recaptured by Landlord bears to the area of the whole demised premises, effective as of the date of surrender to Landlord of such portion in the condition prescribed in Article 22 of this Lease. The provisions set forth in this paragraph shall be subject to the following further qualifications:

          (i) If Landlord, in the exercise of its discretion under clause (c) above of this Article 55, shall "unreasonably" withhold its consent to a proposed assignee or subtenant, when measured by prevailing standards of normal commercial reasonableness, then Landlord shall be obligated to recapture, in accordance with the provisions of this Article, the portion of the demised premises covered by the proposed assignment or subletting;

          (ii) Landlord, in its discretion, may declare this Lease terminated, rather than suspended, at the time of exercise of Landlord's right of recapture, with respect to the portion of the demised premises covered by any proposed assignment or subletting for a proposed term in excess of 75% of the then remaining balance of the term of this Lease in which event the rent abatement provisions above provided in this Article shall apply indefinitely;

          (iii) Landlord shall return to Tenant after a recapture (unless the immediately preceding clause (ii) shall apply) the demised premises or portion thereof recaptured in substantially the same physical condition as surrendered to Landlord at the start of the recapture period (except for ordinary wear and tear); and

          (iv) During any recapture period, Tenant's share of any annual increases in Operating Expenses under Article 39 and of Real Estate Taxes under
Article 42, for the recaptured area will be allocated between the parties on a reasonable pro-rata basis.

          Landlord's rights of recapture set forth in this Article shall not be deemed to be waived by Landlord's acting to withhold consent to a proposed assignee or subtenant pursuant to any of the clauses of this Article and may be exercised by Landlord notwithstanding that Tenant may then be seeking judicial or other legal relief from Landlord's decision to withhold its consent to a proposed assignee or subtenant.

          If Landlord shall consent to any assignment of this Lease or sublease of all or any portion of the demised premises and, if the rental reserved in the assignment or sublease (after taking into account both Tenant's reasonable costs of the assignment or subletting, including brokerage, concessions, work allowances and attorney's fees, and any rent equivalents received by Tenant such as cost-sharing or goods or services as payment in kind) exceeds the Base Rent or pro-rata portion of the Base Rent, as the case may be, for such apace reserved in this Lease, then Tenant shall pay the Landlord monthly, as additional rent, fifty percent (50%) of the excess of the rental (as and when received by Tenant) reserved in the assignment or sublease over the Base Rent reserved in this Lease applicable on a proportionate basis to the area of the assigned or subleased space. Landlord shall not exercise its right of recapture under this Article so as to appropriate solely to itself the potential profit involved in any proposed assignment or subletting and, accordingly, for a period of at least three (3) years following any such recapture (or until the expiration or termination of the term of this Lease, if sooner) Landlord shall not enter into any direct or indirect arrangement of leasing or occupancy of the recaptured space with the assignee or subtenant proposed by Tenant. Moreover, while this Lease is in effect, Landlord shall not lease any apace recaptured from Tenant under this Article 55 to a business competitive with the business of Tenant as described in Article 64.

          Tenant shall not offer to assign this Lease or to sub-let the demised premises or any portion thereof to any person, firm or corporation whose operations will violate the certificate of occupancy for the 521 Building or other requirements of law will cause an increase in the rate(s) for fire insurance applicable to such building.

          As long as shares of Tenant's common stock are registered with the Securities and Exchange Commission and publicly traded in United States securities markets, no concentration of ownership of such stock in one or more holders shall be deemed an assignment of this Lease or a subletting of the demised premises.

          Tenant expressly covenants and agrees, that, in the case of any assignment of or sublease under this Lease, Tenant, and not the assignee or subtenant, shall have the primary obligations under this Lease and that Tenant shall remain subject to the terms and conditions of this Lease in the same manner and to the same extent as though there had been no such assignment or sublease.

          If Landlord shall recapture, pursuant to this Article 55, a space less than the entire demised premises, then Tenant shall, without compensation or consideration, cooperate with Landlord and any future occupant of such portion in affording access to such space and (i) reasonable common use of available elevator and toilet facilities, in default of which cooperation Landlord may adopt reasonable Rules and Regulations, pursuant to Article 36, requiring such access and common use, but Tenant shall not be obligated to cooperate in any way that will unreasonably interfere with Tenant's operations, and (ii) use of the heating, ventilating, air conditioning, electrical, plumbing and other utility systems serving the demised premises (including those installed by Tenant), provided Landlord's or such other occupant's use thereof does not materially and adversely interfere with Tenant's operations and provided further that Tenant is promptly reimbursed by Landlord or such other occupant for the reasonable cost thereof.

          Notwithstanding the foregoing provisions of this Article and Article 11, this Lease may be assigned, or the demised premises may be sublet in whole or in part, without Landlord's consent, to any corporation which shall be a successor to Tenant or entity in which Tenant has an investment interest of at least 80% of the voting stock or other voting control, provided prior notice thereof is given to Landlord as set forth in the first sentence of this Article, and provided further that such successor's or other entity's use of the premises is consistent with Article 64 of this Lease and that such successor or other entity is not engaged in an activity or is not of a kind described in any of clauses (a) to (d) above of this Article 55 and its operations will not violate the certificate of occupancy for the building or other requirements of law and will not cause an increase in the rate for fire insurance applicable to the building. In the event that an assignment or sublease fulfills the requirements of this paragraph of this Article 55, then Landlord's rights to recapture the premises or share in Tenant's profit, as hereinabove set forth, shall not apply.

56.  First Consideration.

          Commencing January 1, 1999, if space consisting of at least one complete floor in either the 521 Building or the 533 Building shall be or become available for occupancy through the expiration of existing leases without further interest therein by the then tenant, or otherwise, which space Landlord does not require for its own use and desires to let, then (provided that Landlord has not received a prior expression of interest therein from CBS Inc. and provided further that Tenant is then in compliance with all of the material terms and conditions of this Lease), Landlord shall give Tenant written notice of the availability of such apace and allow a period of 60 calendar days after the date of such notice (during which Landlord shall not offer the apace to any third party) in which the parties shall attempt to negotiate a mutually satisfactory agreement regarding Tenant's leasing of such space.

57.  Construction; Definitional (See also Article 34).   The provisions in this
Rider supplement, and shall not be construed to supersede the provisions in the printed form of Lease (even though both may deal with the same subject matter), unless two such provisions are expressly contradictory, in which event the provisions in this Rider shall prevail insofar as the contradiction is concerned. If any Rule and Regulation now or hereafter made a part of this Lease in accordance with Articles 36 and 71 hereof shall expressly contradict a provision in this Rider, then the latter provision shall prevail over the Rule and Regulation.

          As used in this Lease, the term "the 521 Building" means the building in which the demised premises are located, now known as 521 West 57th Street (also known as 518 West 58th Street), Borough of Manhattan, and the term "the 533 Building" means the adjoining building owned by Landlord and now known as 533 West 57th Street, Borough of Manhattan, even if the building address or Tax Map designation of either such building are changed in the future. As used in the printed form of Lease, the term "the building" shall be deemed to mean the 521 Building. As used in this Lease, the term "business days" shall mean Mondays to Fridays inclusive in each week but excluding the days or Federal observance of the holidays listed immediately after this sentence and any other Federal or State holiday upon which Landlord's employees are not working.

          New Year's Day

          Memorial Day

          Thanksgiving Day and the day following

          Good Friday

          Independence Day

          Easter Sunday

          Labor Day

          Christmas Day.

          The terms "Landlord," "Owner" and "IFF" are used interchangeably in this Lease and all mean International Flavors & Fragrances Inc., a corporation organized and existing under the laws of the State of New York.

          For purposes of calculating the proportion of the area of the demised premises which might be destroyed, surrendered, recaptured or have profit-recapture, be untenantable or otherwise be involved under the terms of Articles 48, 53, 55, or 61 of this Lease, or limiting Tenant's share of Real Estate Taxes in the case of construction of additional space under Article 42(A) hereof, the demised premises shall be deemed to consist of 28,700 square feet net rentable apace.

          The terms "Base Rent," "Commencement Date" and "Free Rent Period" are defined in Article 38.

          The "Initial Improvements" are defined in Article 50.

          "Landlord's Work" is defined in Article 58.

          "Occupancy Date" means the date on which Tenant shall have completed erection and installation in the demised premises of the Initial Improvements or, if earlier, the date on which a significant number of Tenant personnel shall have commenced in the demised premises significant activities of the kind described in Article 64 hereof.

          Where any provision of this Lease requires Landlord to do anything to the satisfaction of Tenant, Tenant agrees that Tenant will not unreasonably refuse to state Tenant's satisfaction with such action by Landlord. Where any provision of this Lease requires Tenant to do anything to the satisfaction of Landlord, Landlord agrees that Landlord will not unreasonably refuse to state Landlord's satisfaction with such action by Tenant. Where any provision of this Lease requires the consent, cooperation, determination or approval of Tenant, Tenant agrees that Tenant will not unreasonably delay or withhold such consent, cooperation, determination or approval. Where any provision of this Lease requires the consent, cooperation, determination or approval of Landlord, Landlord agrees that Landlord will not unreasonably delay or withhold such consent, cooperation, determination or approval, except that the foregoing shall not apply to a refusal of Landlord to allow Tenant's independent application to correct or reduce assessed valuations under Article 42 (D), the decision of Landlord under clause (d) of Article 50 that a proposed alteration would affect the building's exterior appearance ("the Appearance Clause"), the decision of Landlord under clause (e) of Article 55 with respect to the height, placement or adequacy of certain ventilation equipment ("the Ventilation Clause"), or the exercise of Landlord's discretion under clause (c) of Article 55 to withhold its consent to certain proposed assignees or subtenants ("the Appropriateness Clause"), provided, however, that if at any time during the term of this Lease IFF or a successor to IFF or any entity in which IFF has an investment interest of at least 80% of the voting stock or other voting control, shall cease to hold fee title ownership of the 521 Building, then Landlord's decisions under the Appearance Clause, the Ventilation Clause and the Appropriateness Clause shall also be subject to the following "unreasonableness" standard. For the purpose of this paragraph, "unreasonableness" on the part of Landlord and/or Tenant shall be measured by the express provisions of this Lease and by prevailing standards of normal commercial reasonableness. Except as provided in Article 74 of this Lease, Tenant's remedy for a breach of this paragraph's application shall be limited to specific performance or injunction of such requirement and such direct damages consisting of Tenant's increased costs of occupying or operating the demised premises as Tenant can clearly demonstrate, but in no event to include lose of profits or business opportunity, interruption of business or incidental or consequential damages which Tenant allegedly may incur.

58.  Landlord's Work.
     ----------------

     A. Prior to delivery of possession the demised premises to Tenant, Landlord shall perform, at Landlord's sole expense, the following work with respect thereto:

          1. All interior demolition and rubbish removal necessary to render the space in a "gutted state, without interior walls or partitions except for the lavatory as described in Article 50;

          2. Removal of known asbestos within the demised premises subject to Attachment 1 to this Lease, which is incorporated herein;

          3.   Omitted.

          4. Other work as indicated on said Attachment I. The work to be performed by Landlord pursuant to the above clauses (1) to (4) is referred to as "Landlord's Work."

     B. Landlord may, without limitation, effect alterations to the entrances and entrance lobbies in the 521 Building. No abatement of rent or other charges payable by Tenant to Landlord under this Lease or other allowance shall be made should Landlord effect any of such alterations. Landlord's access to the demised premises to perform such alterations shall be subject to the provisions of
Article 13 of this Lease. Landlord will give Tenant reasonable prior notice before performing such alterations.

          Supplementing Article 20, Landlord's right to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, toilets, staircases or other public parts of the building shall be exercised so as not to materially reduce the usable area of the demised premises or materially and adversely affect Tenant's access thereto. Temporary interruptions of access to perform demolition or construction work or for the removal of later-discovered asbestos or hazardous surplus materials shall not be deemed to materially adversely affect such access.

59. Subordination; Non-Disturbance Provisions; Landlord's Estoppel Certificates and Lien Waivers.

     I. This Lease is subject to and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the 521 Building and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases or mortgages. The preceding clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessee or by any mortgagee. In confirmation of such subordination, Tenant shall execute and deliver promptly any certificate that Landlord may request. Landlord represents that Landlord is the fee owner of the land and building containing the demised premises and that there are no fee mortgagee or ground or underlying leases presently covering said land and building.

          A. The subordination of this Lease to certain ground or underlying leases pursuant to this Article 59(I) ("Superior Leases") is subject to the express conditions that:

               1. So long as this Lease is in full force and effect:

               (a) unless required by applicable law to properly perfect the papers in an action or proceeding, neither Tenant nor any person claiming through or under Tenant shall be named or joined in any action of proceeding to terminate any Superior Lease;

               (b) in the event of the termination of any such Superior Lease by reentry, notice, summary proceedings or other action or proceedings, or if such Superior Lease shall otherwise terminate or expire before the expiration of the term of this Lease, this Lease shall continue in full force and effect as a direct lease between Tenant and the then owner of the fee of the land on which the 521 Building is erected (the "Land") or lessor under such Superior Lease as the case may be, upon all of the obligations of this Lease, except such as are then not applicable or pertinent to the remainder of the term of this Lease, and, except if said owner or lessor shall be the Landlord or an affiliate of Landlord (a "Related Entity") said owner or lessor shall not be subject to any offsets (except to the extent that the facts or circumstances giving rise to such offsets are then continuing) or defenses against or be liable for any prior act or omission of any prior landlord (including Landlord) under this Lease or be bound by any prepayment of more than one month's rent; and

               (c) neither Tenant nor any person claiming through or under Tenant shall be evicted from the demised premises, nor shall the leasehold estate or possession of Tenant or any person claiming through or under Tenant be terminated or disturbed, nor (except to the extent provided in subdivision (b) above) shall any of the rights of Tenant or any person claiming through or under Tenant be diminished, reduced, otherwise interfered with or adversely affected in any way whatsoever by reason of any default or event of default under, or termination of, the Superior Lease.

     B. The subordination of this Lease to the liens of certain mortgages pursuant to Article 59(I) ("Superior Mortgages") is subject to the express condition that:

          I. So long as this Lease is in full force and effect:

          (a) unless required by applicable law to properly perfect the papers in an action or proceeding, neither Tenant nor any person claiming through or under Tenant shall be named or joined in any action or proceeding to foreclose any Superior Mortgage;

          (b) in the event of foreclosure of any such Superior Mortgage or delivery of a deed in lieu of foreclosure, this Lease shall continue in full force and effect as a direct lease between Tenant and the then owner of the fee title of the Land or the owner of the leasehold under a Superior Lease, whichever is applicable, upon all of the obligations of this Lease, except such as are then not applicable or pertinent to the remainder of the term of this Lease, and, except if said owner shall be the Landlord or a Related Entity, said owner shall not be subject to any offsets (except to the extent that the facts or circumstances giving rise to such offsets are then continuing) or defenses against or be liable for any prior act or omission of any prior landlord (including Landlord) under this Lease or be bound by any prepayment of more than one month's rent; and

          (c) neither Tenant nor any person claiming through or under Tenant shall be evicted from the demised premises, nor shall the leasehold estate or possession of Tenant or any person claiming through or under Tenant be terminated or disturbed, nor (except to the extent provided in subdivision (b) above) shall any of the rights of Tenant or any person claiming through or under Tenant be diminished, reduced, otherwise interfered with or adversely affected in any way whatsoever by reason of any default or event of default under, or foreclosure (or deed in lieu of foreclosure) of, the Superior Mortgage.

     II. Landlord's Estoppel Certificates. Landlord, at any time, and from time to time, upon at least ten (10) days prior written notice by Tenant, shall execute, acknowledge and deliver to Tenant, and/or to any other person, firm or corporation specified by Tenant, a statement certifying that, to the best of its knowledge and belief, this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not, to the best of its knowledge and belief, there exists any default by Tenant under this Lease, and, if so, specifying each such default, provided, however, that a service charge of One Hundred Twenty Five Dollars ($125.00) shall apply and be payable by Tenant with respect to the second and every subsequent estoppel certificate furnished by Landlord to Tenant during any calendar year pursuant to this Article 59 (II).

     III. Waiver of Landlord's Lien Rights.
          ---------------------------------

     Landlord, at any time, and from time to time, upon at least ten (10) days prior written notice by Tenant, shall execute, acknowledge and deliver to Tenant, or to any other person, firm or corporation specified by Tenant, a waiver and release of Landlord's rights (both contractual and statutory) to assert a lien or other encumbrance on or with respect to any office machinery or equipment purchased or leased by Tenant and used in the demised premises, provided, however, that a service charge of One Hundred Twenty-Five Dollars ($125.00) shall apply and be payable by Tenant with respect to the fourth and every subsequent waiver furnished by Landlord to Tenant during any calendar year pursuant to this Article 59 (III).

60. Brokers.
    -------

          Each party to this Lease represents to the other party hereto that (i) it did not employ a broker, agent or other third party other than Cushman & Wakefield Inc. of 51 West 52nd St., New York, N.Y. 10019 and CB Commercial Real Estate Group Inc. of 560 Lexington Avenue, New York, N.Y. 10022 (herein collectively the "Procuring Brokers") to procure Tenant's interest in the demised premises or Landlord's willingness to lease the premises to Tenant nor to describe or show the demised premises to Tenant or induce or take part in the parties' negotiations leading to execution of this Lessee, and
(ii) to the best of its knowledge, no broker, agent or other third party other than the Procuring Brokers has a present claim for commission or the value of services rendered arising out of or in connection with this Lease. Landlord represents that it has entered into written agreements with each of the Procuring Brokers, pursuant to which Landlord will be solely responsible for the payment of any commission owing as a result of the execution of the Lease. Each party to this Lease agrees to indemnify and hold harmless the other party hereto against any loss, liability, expense (including reasonable attorneys fees), claim or demand which such other party may incur as a result of the representations made by each party in the preceding sentence proving to be incorrect or misleading in any material respect.

61. Untenantability.
    ---------------

     If Landlord shall be in substantial default in the performance of any material obligation of Landlord under this Lease and such default shall cause the demised premises, or portion thereof, to become in an untenantable condition then, unless Landlord shall, within 15 days after receipt of Tenant's notice of such condition, have commenced the work, discontinued or modified the operations or purchased the materials or equipment necessary to remedy such condition and, thereafter, diligently pursued such remedial work to completion, the Base Rent, additional rent and other charges then payable by Tenant under the terms of this Lease shall be abated after such 15 day period for such time as the demised premises, or portion thereof, shall remain untenantable, in the proportion which the area of the premises rendered untenantable by Landlord's default bears to the area of the whole demised premises. If Tenant, at Tenant's cost, shall restore such untenantable area of the demised premises to a tenantable condition, then such rent abatement shall thereafter cease but Landlord shall be liable to reimburse Tenant for Tenant's reasonable costs of such restoration.

     This Article 61 shall not be deemed to apply to untenantability of the demised premises arising out of destruction by fire or other casualty which is dealt with in Article 48 or to Tenant's inability to occupy the demised premises for a use intended by Tenant which is dealt with in Article 53.

62. Tenant's Operations: Requirements of Law.
    -----------------------------------------

     A. Tenant has represented to landlord that Tenant's business and intended use of the demised premises are subject to regulation by various departments, bureaus and agencies of Federal, State and Municipal governments, including without limitation, those bodies charged with the licensing and inspection of clinical laboratories, the Occupational Safety and Health Administration, the New York City Departments of Health and Environmental Protection and the Fire Department. Tenant shall, at all times and at its sole expense, conduct its operations in the demised premises in strict accordance with all applicable rules, regulations and standards of such regulatory bodies and obtain and keep current all licenses or permits required for Tenant's operations. Tenant may store and use in the demised premises, in accordance with applicable regulations, less than 75 gallons each (at any one time) of chemical solvents, including ethanol and chloroform, and radioactive materials necessary for the preparation, observation or analysis of human tissue specimens. Tenant shall containerize and dispose of any surplus or waste solvents, chemicals, radioactive materials and human tissues or fluids in accordance with all applicable environmental, sanitary and health regulations. In particular, no solvents, chemicals, radioactive materials, or human tissue or fluid specimens shall be disposed of in the sinks, sanitary facilities or waste pipes serving the demised premises or placed for collection with Tenant's normal rubbish. Tenant shall limit its operations in the demised premises to the diagnosis of non-communicable disease. Tenant shall receive in the demised premises only human tissues that are "fixed" in inert material or frozen at -70 degrees and embedded in an inert freezing compound. Any whole human blood received will be solely for the purposes of testing for bloodborne cancers, e.g. leukemias and lymphomas (not for communicable diseases) and will be received in containers with appropriate preservatives that will meet or exceed local, state and federal guidelines for transporting blood.

     The provisions of this paragraph A shall be deemed to be material covenants by Tenant and, in the event of a breach by Tenant of any of them, Landlord shall have all of the rights and remedies specified in Article 17 of this Lease.

     B. If any violation, order or duty described in the first sentence of
Article 6 of this Lease shall be imposed with respect to the demised premises or if any modifications or alterations of or additions to the existing sprinkler system in the demised premises shall be required pursuant to Article 30 of this Lease, and such violation, order, duty or requirement does not arise out of (i) Tenant's use or manner of use of the demised premises (including the location of partitions, trade fixtures or other contents of the demised premises) or the 521 Building, or (ii) Tenant's installation or manner of installation of the Initial Improvements or subsequent Tenant changes, then Tenant's liability to comply therewith shall be limited to 50% of the costs of complying with all such violations orders, duties or requirements described in this Article (the other 50% to be borne by Landlord), up to $400,000 aggregate of such costs incurred during the term of this Lease to be borne by Tenant as its share. Any costs of complying with violations, orders, duties or requirements not arising out of the matters in clauses (i) and (ii) above, in excess of Tenant's limit as herein specified, shall be borne by Landlord.

     Notwithstanding the foregoing paragraph of this Article 62, Tenant shall at Tenant's sole cost and without dollar limitation, in conjunction with Tenant's Initial Improvements, comply with all laws, regulations or ordinances, requiring in the demised premises smoke detectors, emergency lighting, "No Smoking" and "Exit" signs, fire warning and communication devices, fire extinguishers, extension or improvement of existing sprinkler systems, lighting in compliance with Article 8 of the New York State Energy Law and Regulations, and accessibility to disabled persons under ADA guidelines, and will replace or re-install Landlord's Fire Warning Communication System in the demised premises if it is necessary to remove or modify it temporarily in performing such Improvements.

     If the 521 Building becomes infested with vermin from Tenant's operations, Tenant shall at Tenant's expense, cause the same to be exterminated from time to time to the satisfaction of Landlord.

     Supplementing Article 6, Tenant shall not be deemed to have violated any provisions of any insurance policy referred to in such Article until it has received notice of the substance of the provisions.

63. Tenant's Termination.
    ---------------------

     A. Supplementing Article 23, if Tenant is successful in terminating this Lease because of a substantial breach by Landlord of the covenant contained in such Article, such termination shall be without further obligation or penalty under this Lease.

     B. If any occurrence or condition of untenantability not caused by the willful act or negligence of Tenant or Tenant's employees, contractors, agents, subtenants, licensees or invitees, such as events of force majeure, shall prevent Tenant's access to the demised premises or Tenant's effective use of the demised premises for the use stated in Article 64, and if such prevented access or prevented use shall continue uninterrupted for a period of ten (10) business days or longer, then (in addition to any other right that Tenant may have under other provisions of this Lease) Tenant shall have the right, exercisable by written notice to Landlord given within ninety (90) days after the date that such prevented access or prevented use commenced, to terminate this Lease as of a reasonably proximate date without further obligation or penalty under this Lease. This paragraph B shall be deemed to apply to and include events of destruction by fire or other casualty dealt with in Article 48, major overhauls and downtime of elevators dealt with in clause (iv) of Article 54 and conditions of untenantability dealt with in Article 61, but shall not be deemed to apply to Tenant's inability to secure an amendment of the certificate of occupancy for the 521 Building to permit lawful conduct of Tenant's business, which is dealt with in Article 53.

64. Occupancy; Signage.
    -------------------

          Tenant may use and occupy the demised premises for the laboratory analysis of human cancer tissue specimens; diagnosis, prognosis and treatment determinations of human cancer cases; development and maintenance of computerized cancer information data bases; with offices, conference rooms and kitchen ancillary to such uses and for no other purposes, it being understood that the demised premises shall not be used for the collection of human tissue specimens or the direct diagnosis or treatment of patients. Landlord makes no representation that the certificate of occupancy for the demised premises presently allows any of the foregoing uses. Notwithstanding anything contained in such certificate of occupancy, the occupancy of the demised premises by Tenant and/or any subtenants, assignees, agents, licenses or invitees shall not exceed one hundred twenty-five (125) persons at any given time, except for special meetings or during shift changes.

          Supplementing Rule 5 of the Rules and Regulations made a part of this Lease, Tenant may exhibit, inscribe, paint or affix signs, directories and/or plaques (other than neon lit signs) in the sixth floor elevator lobbies on the West 57th Street and/or West 58th Street sides of the demised premises, naming Tenant and describing Tenant's business and/or officers or departments, provided that the format and number of such signs, directories and plaques shall be subject to Landlord's prior written approval.

65. Waiver of Subrogation.
    ----------------------

     A. Anything in Article 48 to the contrary notwithstanding, Landlord and Tenant shall each endeavor to secure an appropriate clause in, or an endorsement upon, each fire or extended coverage or rent or business interruption insurance policy obtained by it and covering the 521 Building, the demised premises and the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against such third party. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the demised premises in accordance with the terms of this Lease and, in the case of Landlord, shall also extend to all officers, directors and employees of Landlord. If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge, then, except as provided in the following two paragraphs, the party benefiting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission.

     B. In the event that Landlord shall be unable at any time to obtain one of the provisions referred to in subdivision A of this Article 65 in any of its insurance policies, at Tenant's option, Landlord shall use its best efforts to cause Tenant to be named in such policy or policies as one of the insureds, but if any additional premium shall be imposed for the inclusion of Tenant as such an assured, Tenant shall pay such additional premium promptly after demand or Landlord shall be excused from its obligations under this Article with respect to the insurance policy or policies for which such additional premiums would be imposed. In the event that Tenant shall have been named as one of the insureds in any of Landlord's policies in accordance with the foregoing, Tenant shall endorse promptly to the order of Landlord, without recourse, any check, draft or order for the payment of money representing the proceeds of any such policy or any other payment growing out of or connected with such policy and Tenant hereby irrevocably waives any and all rights in and to such proceeds and payments.

     C. In the event that Tenant shall be unable at any time to obtain one of the provisions referred to in Subdivision A of this Article 65 in any of its insurance policies, Tenant shall use its best efforts to cause Landlord to be named in such policy or policies as one of the insureds, but if any additional premium shall be imposed for the inclusion of Landlord as such an insured, Landlord shall pay such additional premium promptly after demand or Tenant shall be excused from its obligations under this Article with respect to the insurance policy or policies for which such additional premiums would be imposed. In the event that Landlord shall have been named as one of the insureds in any of Tenant's policies in accordance with the foregoing, Landlord shall endorse promptly to the order of Tenant, without recourse, any check, draft or order for the payment of money representing the proceeds of any such policy or any other payment growing out of or connected with such policy and Landlord hereby irrevocably waives any and all rights in and to such proceeds and payments.

     D. Subject to subdivisions A, B and C of this Article 65, each party to this Lease shall look first to any insurance in its favor before making a claim against the other party for loss or damage that may exist by reason of fire or other casualty, and to the extent that such insurance is in force and collectible and insofar as permitted by law and the terms of the insurance policies carried by it, each party hereby releases the other with respect to any claim (including a claim for negligence but excluding a claim for willful acts) which it might otherwise have against the other party for loss, damage or destruction with respect to its property by fire or other casualty (including rental value or business interest, as the case may be) occurring during the term, which release shall bind anyone claiming through or under each party by way of subrogation or otherwise. Nothing in this Article 65 shall require either party to procure insurance against fire or other casualty covering the demised premises.

66. Repairs.
    --------

          Supplementing Articles 4, 13 and 49:

     A. Except in the event of an emergency, Landlord shall not perform any obligation of Tenant under this Lease nor incur any expenditure for such purpose until it has first notified Tenant of its intention to do so and the applicable grace or cure period pursuant to Article 17 has expired. Except in the event of an emergency, Tenant shall not perform any obligation of Landlord under this Lease nor incur any expenditure for such purpose until it has first notified Landlord of its intention to do so and the applicable grace or cure period provided in this Lease has expired.

     B. If Landlord fails to perform any material obligation under this Lease, and such failure can be cured by the performance of work solely within the demised premises, Tenant may notify Landlord of such failure. If Landlord fails to cure such failure within thirty (30) days after receipt of such notice (or such longer period as may be necessary to cure such failure by reasonably diligent efforts or as may be necessitated by causes beyond Landlord's control), Tenant thereafter may perform such work for, and on behalf of, Landlord. In such event, Tenant shall furnish Landlord with reasonable substantiation of its expenditures for such purpose and Landlord shall, within fifteen (15) days thereafter, reimburse Tenant for the reasonable expenditures so incurred by Tenant. This subparagraph does not apply to damage by fire or other casualty which is covered by Article 48 or to circumstances covered by Article 53 C.

     C. Tenant shall not be required to make any repairs if such repairs are necessitated by Landlord's improper conduct, omissions or negligence.

     D. In the event Landlord is reimbursed by its insurance carrier for the cost of any work paid for by Tenant, Landlord shall remit the amount so received to Tenant (lees the cost of collection thereof), but in no event to exceed the sum actually paid by Tenant for such work. This subparagraph shall not apply to reimbursement of costs incurred by Landlord to repair or remedy the effects of Tenant's improper conduct, omissions or negligence.

     E. Any failure by Tenant to notify Landlord of the need for repairs which Landlord is required to perform pursuant to this Lease shall not relieve Landlord of its obligation to perform such repairs if Landlord otherwise receives actual knowledge thereof.

     F. Landlord's right to enter the demised premises and its access thereto to perform work and make repairs (except in the event of an emergency, in which event such right and access shall be unrestricted) and to erect and maintain pipes and conduits therein shall be subject to the following conditions:

          (1) Any pipes or conduits so installed shall, where practicable, be concealed under floors, behind walls, in the ceiling or in closets, but this shall not be required in areas where Tenant-installed pipe or conduit is exposed or areas not yet improved by Tenant.

          (2) Landlord shall give Tenant reasonable advance notice of proposed entry or access so as to enable Tenant to have a representative present on all such occasions if Tenant wishes to do so;

          (3) Landlord shall perform all work, make all repairs and install all pipes and conduits in a workmanlike manner and in a manner designed to minimize interference with Tenant's normal business operations (although Landlord shall not thereby be required to incur overtime or other additional expense to do so unless Tenant requests Landlord to do so, contractors or mechanics to perform such overtime work are reasonably available, and, promptly upon demand, Tenant pays or reimburses Landlord for such expense);

          (4) Upon the completion of such work, repairs and installations, the usable area of any floor of the demised premises shall not be materially reduced thereby and the affected portions of the demised premises shall have been restored to substantially their condition immediately prior to the performance of such work, repairs or installations;

          (5) The demised premises shall not be used by Landlord for the staging of work, or for the storage of materials or equipment for work on floors in the building other than the demised premises (unless required by law or unless it is impossible otherwise to do such work, in either of which events Landlord shall use its best efforts to expedite such work and to minimize interference with Tenant's normal business operations; and

          (6) Notwithstanding anything contained in this Lease, Landlord shall have the unlimited right to enter the demised premises, with or without notice, to inspect, adjust, maintain and repair the pipes, conduits, risers, electrical bus ducts, shut-off valves, condensate pumps and other pumps that are located within the demised premises but serve Landlord or other occupants of the building.

67.  Building Name.
     --------------

          During the term of this Lease, Landlord and Landlord's successors and assigns shall not name the 521 Building after, or denote the 521 Building by a name that contains the name of, any corporation or other entity whose primary business is competitive with the primary business of Tenant, provided, however, that the foregoing restriction shall not apply if such corporation or other entity shall have acquired fee title ownership of the 521 Building or control of eighty percent (80%) or more of the outstanding voting stock (or other voting power if not a corporation) of the entity that holds such fee title ownership. This Article 67 shall inure to the benefit only of Impath Inc. and any corporation which shall be a successor to Impath Inc. or entity in which Impath Inc. has an investment interest of at least 80% of the voting stock or other voting control, and not to the benefit of any other assignee of, or subtenant under, this Lease.

68.  Landlord's Remedies.
     --------------------

          Landlord shall not exercise any remedies granted to it hereunder until the expiration of any applicable grace or cure period contained in Article 17, except in emergencies.

69.  Tenant's Taking Possession of the Demised Premises.
     ---------------------------------------------------

          Anything in Article 21 to the contrary notwithstanding, Tenant's taking possession of the demised premises shall be conclusive evidence that the demised premises were in good and satisfactory condition at the time such possession was so taken, except as to latent defects of which Tenant notifies Landlord within sixty (60) days after the Commencement Date. If Tenant notifies Landlord of any latent defects in the demised premises pursuant to the first sentence of this Article, Landlord's obligations to correct or otherwise deal with same shall be limited to Landlord's obligations under Articles 4, 49 and 58 of this Lease.

70.  Counterclaims.
     --------------

          Supplementing Article 26, it is agreed that nothing therein contained shall prohibit Tenant from (1) interposing a counterclaim if its inability to do so would totally preclude Tenant's right to assert its claim, or (2) instituting a separate action against Landlord on account of any counterclaim which, but for the provisions of Article 26, Tenant would have interposed in a summary proceeding instituted by Landlord. Landlord hereby waives any right which it may have to claim in any such separate proceeding that Tenant's claim should have been brought as a counterclaim in such summary proceeding.

71.  Rules and Regulations.
     ----------------------

          Supplementing Article 36:

     A. Landlord shall not enforce any of the Rules and Regulations hereunder in a way which discriminates unfairly against Tenant (taking into account the nature of Tenant's occupancy and the number of employees that it employs).

     B. Any additional Rules and Regulations which may hereafter be adopted by Landlord shall be in writing and shall not materially reduce Tenant's rights under this Lease or materially increase the amounts that Tenant is required to pay Landlord from time to time under the terms of this Lease.

     The following Rule(s) is made a part of this Lease in accordance with
Article 36 hereof:

"Rule 10.
---------

     Landlord reserves the right to exclude from the common entrances of the 521 Building all persons who do not present a pass to the building issued by the Landlord, or an "I.D." card issued by Tenant, or who are otherwise not properly identified to Landlord's guards. Landlord will furnish passes to Tenant's employees for whom any Tenant requests same in writing or orally. Tenant shall use its best efforts to recover Landlord's building pass from any terminated Tenant employees. Tenant shall be responsible for all persons for whom it requests such pass or who present an "I.D." card and shall be liable to Landlord for all acts of such persons. Tenant shall not have a claim against Landlord by reason of Landlord's or Landlord's guards' excluding from the 521 Building any person who does not present such a pass."

72.  Bills, Notices and Communications.
     ----------------------------------

          Supplementing Article 28, after the Occupancy Date, the address for any bill, statement, notice or communication which Landlord may desire or be required to give Tenant shall be 521 West 57th Street, Sixth Floor, New York, New York 10019, or such other address as Tenant hereafter shall designate by written notice, and copy of any such communication (other than bills or statements) shall simultaneously be forwarded to Hutton Ingram Yuzek Gainen Carroll & Bertolotti, Esqs., 250 Park Avenue, New York, N.Y. 10177, marked "Atten. Shane O'Neill, Esq." In addition to the methods of furnishing notice set forth in Article 28, notice to either Tenant or Landlord shall be deemed sufficiently given, served or rendered if, in writing, and sent by telephone facsimile (commonly called "fax") machine with receipt confirmed by "fax," or by commercial overnight courier service.

73.  Indemnification of Landlord.
     ----------------------------

          A. Supplementing Article 8 with respect to any claim, suit, action or proceeding for which Landlord shall seek Tenant's defense and/or indemnification under this Lease ("Indemnifiable Claims") Tenant's obligations to defend and indemnify Landlord shall be subject to the following further condition:

          (1) Landlord shall reasonably cooperate with Tenant in the defense of any Indemnifiable Claim;

          (2) Landlord shall give Tenant reasonable written notice of any Indemnifiable Claim;

          (3) Tenant shall be permitted to use counsel of Tenant's own choosing (which may be counsel furnished by Tenant's insurance carrier) to defend any Indemnifiable Claim; and

          (4) Landlord shall not settle or otherwise compromise any Indemnifiable Claim without the prior written approval of Tenant.

          B. If Tenant shall fail or refuse to defend any Indemnifiable Claim presented to it by Landlord or shall dispute whether any claim, suit, action or proceeding against Landlord constitutes an Indemnifiable Claim, then in either such event Landlord, upon reasonable written notice to Tenant, may assume the defense of such claim, suit, action or proceeding by counsel of Landlord's own choosing, and Landlord may settle or compromise the same or pursue the same to judgment, without further notice to or consent by Tenant, and Tenant shall remain liable, to the extent provided in this Lease, to indemnify and hold Landlord harmless from and against all liabilities, damages, penalties, costs and expenses, including reasonable attorneys fees, for which Landlord shall not have been reimbursed by insurance, incurred or sustained by Landlord as a result of such claim, suit, action or proceeding.

          C. Nothing in this Lease shall be construed as requiring Tenant to indemnify Landlord against the negligence or improper conduct of Landlord.

74.  Arbitration of Certain Landlord Decisions.
     ------------------------------------------

     A. Notwithstanding the last sentence of Article 57, if there is a dispute between Landlord and Tenant as to the timeliness of Landlord's consent or decision or the reasonableness of Landlord's refusal of consent or decision with respect to: (i) Tenant's making of an alteration, installation, addition or improvement under Articles 3 or 50, or (ii) a proposed assignment of this Lease or subletting of the demised premises under Articles 11 and 55 (except for Landlord's decisions under the "Appearance Clause," the "Ventilation Clause" or the "Appropriateness Clause" described in Article 57 while IFF or IFF's successor or an IFF-controlled entity owns the 521 Building, which shall not be subject to arbitration), then Landlord and Tenant agree to proceed diligently in good faith to have such dispute resolved by arbitration in the City of New York under the Expedited Procedures provisions (notwithstanding that the amount in dispute may exceed $50,000) of the Commercial Arbitration Rules of the American Arbitration Association or its successor (the "AAA") (as amended and effective on July 1. 1996).

     B. The arbitrator conducting any arbitration shall be bound by the provisions of this Lease (including time frames) and shall not have the power to add to, subtract from, or otherwise modify such provisions. Landlord and Tenant agree to do all things reasonably necessary to submit any matter described in paragraph (A) above to arbitration and further agree to, and hereby do, waive any and all rights they or either of them may have at any time to revoke their agreement hereunder to submit to arbitration and to abide by the decision rendered thereunder which shall be binding and conclusive on the parties and shall constitute an "award" by the arbitrator within the meaning of the AAA rules and applicable law. Judgment may be had on the decision and award of the arbitrator so rendered in any court of competent jurisdiction. An arbitration award shall be effective when rendered by the arbitrator. The arbitrator shall act independently and be an attorney with at least ten (10) years experience in Manhattan loft leasing for commercial buildings. The arbitrator shall be selected by two licensed commercial real estate agents, one appointed by Landlord and one appointed by Tenant. Landlord and Tenant shall each have the right to appear and be represented by counsel at said arbitration and to submit such data and memoranda in support of their respective positions in the matter in dispute as may be reasonably necessary or appropriate under the circumstances. The costs and expenses of arbitration shall be shared equally by Landlord and Tenant, but each party shall be responsible for its own costs and expenses and the fees and expenses of its own witnesses and counsel. A determination made by arbitration pursuant to this Article 74 shall be final and binding upon the parties.

75.  Security.
     --------
     Supplementing Article 32, Landlord shall place Tenant's security deposit in an account with a bank, securities brokerage firm or similar financial institution, bearing an annual interest rate that is commercially reasonable for the amount of money and period of time involved.

                                                                    Attachment I
                                                                    ------------
BUILDING SYSTEMS AND EQUIPMENT
------------------------------

          Tenant may, at Tenant's option, make use of all or part of the following existing utility systems serving the demised premises described in the attached Lease.

a.   Domestic hot and cold water

b.   Sanitary waste and vent system

c.   Steam, including perimeter radiation

d.   Electricity

e.   Class E fire warning system

f.   Main Sprinkler Riser

     Landlord agrees, at Landlord's expense, to repair, (if necessary) such systems or portions thereof that Tenant may require and place them in working order on the Commencement Date. Work may be done by Landlord with its own contractors, or by Tenant's contractors, as the parties shall mutually agree. After the Commencement Date the responsibility for repair and maintenance of such systems shall be determined under Article 4, 13, 49 and 66.

     Landlord also agrees to remove, at Landlord expense, prior to the Commencement Date, all asbestos containing material ("ACM") and other hazardous surplus materials known to exist in the demised premises and to furnish to Tenant a Form ACP-5 (or equivalent) to Tenant. If, after the Commencement Date, there shall be discovered in the demised premises additional ACM or other hazardous surplus materials, whose existence in the premises preceded the Commencement Date and was not attributable to Tenant's occupancy or work for the Initial Improvements, then Landlord shall be obligated to remove such additional ACM or other hazardous surplus materials at its sole expense. Nothing contained in this attachment shall be construed to require Landlord to remove ACM which is fully contained within building walls, ceilings or floors or otherwise is not required to be removed under applicable regulations concerning ACM in commercial buildings.